UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-12

                                  Anaren, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies: __________

(2)   Aggregate number of securities to which transaction applies: _____________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________

(4)   Proposed maximum aggregate value of transaction: _________________________

(5)   Total fee paid: __________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid: __________________________________________________

(2)   Form, Schedule or Registration Statement No.: ____________________________

(3)   Filing Party: ____________________________________________________________

(4)   Date Filed: ______________________________________________________________

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 5, 2009

                            -------------------------

To the Holders of the Common Stock of Anaren, Inc.:

      PLEASE TAKE NOTICE, that the Annual Meeting of Shareholders (the "Meeting") of Anaren Inc. (the "Company") will be held on November 5, 2009, at 8:00 a.m. Eastern Standard Time at the DoubleTree Hotel Syracuse, located at 6301 State Route 298, E. Syracuse, New York 13057 for the following purposes:

      (1) To elect three Directors to hold office for a term of three years and until their successors have been duly elected;

      (2) To approve an amendment to the Company's 2004 Comprehensive Long Term Incentive Plan;

      (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year; and

      (4) To transact such other business as may be properly brought before the Meeting.

      Enclosed is the annual report on Form 10-K for the fiscal year ended June 30, 2009, along with a proxy statement and proxy. Shareholders of record as of the close of business on September 11, 2009 are entitled to notice of and to vote at the Meeting. Your vote is very important and we hope that you will attend the Meeting. However, whether or not you plan to attend the Meeting, please vote by proxy in accordance with the instructions on your proxy card, on your voting instruction form (from your bank or broker), or that you received through electronic mail. There are three convenient ways of submitting your vote:

      o Voting by the Internet -- You can vote via the Internet by visiting the web site noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

      o Voting by telephone -- You can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

      o Voting by mail -- If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

      If you vote by telephone or Internet, you do not need to return your proxy card. Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

                                              By Order of the Board of Directors

                                              David M. Ferrara
                                              Secretary and General Counsel

Dated: September 23, 2009
East Syracuse, New York

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                            -------------------------

      This Proxy Statement is being mailed on or about September 23, 2009, to the Shareholders of Anaren, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Annual Meeting of Shareholders and is provided by order of its Board of Directors, in connection with the solicitation of proxies by the Board of Directors of Anaren to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on November 5, 2009 at 8:00 a.m. at the DoubleTree Hotel Syracuse, located at 6301 State Route 298, E. Syracuse, New York 13057 and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted to elect the nominees for Director named therein, for the proposed amendment of the Company's 2004 Comprehensive Long Term Incentive Plan, and for ratification of the appointment of the Company's independent registered public accounting firm.

      IMPORTANT NOTICE regarding the availability of Proxy materials for the 2009 Annual Meeting of Shareholders of the Company to be held on November 5, 2009: The Proxy materials relating to the 2009 Annual Meeting and the 2009 Annual Report on Form 10-K are available on the internet. Please go to http//investor.anaren.com/financials.cfm.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on September 11, 2009, the record date stated in the accompanying Notice, the Company had outstanding 14,765,930 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 7,382,966 shares, will be required to constitute a quorum for the transaction of business at the Meeting.

      Abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. For the election of directors, and ratification of the appointment of the Company's independent registered public accounting firm, the broker may vote your shares in its discretion.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, as of September 11, 2009 (except as otherwise indicated):

                                                Number of Shares
Name and Address                                 of Common Stock        Percent
of Beneficial Owner                           Beneficially Owned(1)     of Class
-------------------                           ---------------------     --------
Dimensional Fund Advisors LP .............         1,129,883(2)          7.65%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Paradigm Capital Management, Inc. ........           905,325(3)          6.13%
Nine Elk Street
Albany, NY 12207

Barclays Global Investors ................           877,792(4)          5.95%
400 Howard Street
San Francisco, CA 94105

Kennedy Capital Management, Inc. .........           797,065(5)          5.40%
10829 Olive Blvd.
St.   Louis, MO 6314

----------
(1) Except as otherwise indicated, all of such shares are owned with sole voting and investment power. Share numbers are based solely on indicated filings.

(2) Based solely on information contained in Form 13F-HR filed with the Securities and Exchange Commission on August 10, 2009, Dimensional Fund Advisors LP has sole voting power with respect to 1,125,083 shares and sole dispositive power with respect to 1,125,083 shares listed.

(3) Based solely on information contained in Form 13F-HR filed with the Securities and Exchange Commission on August 14, 2009, Paradigm Capital Management, Inc. has sole voting power with respect to 905,325 shares and sole dispositive power with respect to 905,325 shares.

(4) Based solely on information contained in Form 13F-HR/A filed with the Securities and Exchange Commission on September 11, 2009, Barclays Global Investors has sole voting power with respect to 762,424 shares and sole dispositive power with respect to 877,792 shares.

(5) Based solely on information contained in Form 13F-NT filed with the Securities and Exchange Commission on August 14, 2009, Kennedy Capital Management, Inc. has sole voting power with respect to 783,626 shares and sole dispositive power with respect to 797,065 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of September 11, 2009, with respect to the beneficial ownership of the Company's Common Stock by
(i) each Director and nominee for Director, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" below, and (iii) all Directors and executive officers of the Company as a group.

                                               Number of Shares
Name and Address                                of Common Stock         Percent
of Beneficial Owner(1)                        Beneficially Owned(2)     of Class
-------------------                           ---------------------     --------
Lawrence A. Sala .........................          718,824(3)            4.73%
George A. Blanton ........................           43,360(4)              *
Mark P. Burdick ..........................          151,138(5)            1.02%
Timothy P. Ross ..........................          107,917(6)              *
Gert R. Thygesen .........................          184,105(7)            1.24%
Patricia T. Civil ........................            7,290(8)              *
Dale F. Eck ..............................           48,527(9)              *
Carl W. Gerst, Jr. .......................          438,584(10)           2.95%
James G. Gould ...........................           45,533(11)             *
Robert U. Roberts ........................           14,203(12)             *
Matthew S. Robison .......................           22,211(13)             *
John L. Smucker ..........................           22,101(14)             *
Dr. David Wilemon ........................           31,703(15)             *
All Directors, and Executive Officers
  as a Group (15 Persons).................        1,877,059(16)          12.01%

----------
*     Indicates less than 1%

(1) The business address for each of the named individuals is 6635 Kirkville Road, East Syracuse, New York 13057.

(2) Except as otherwise indicated, as of September 11, 2009 all of such shares are owned with sole voting and investment power.

(3) Includes 10,000 shares owned by Mr. Sala's spouse, 21,368 shares owned by Mr. Sala's children, and 429,322 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options.

(4) Mr. Blanton does not own any options to purchase Common Stock of the Company.

(5) Includes 97,080 shares which Mr. Burdick has the right to acquire within 60 days pursuant to outstanding stock options.

(6) Includes 59,100 shares which Mr. Ross has the right to acquire within 60 days pursuant to outstanding stock options.

(7) Includes 102,300 shares which Mr. Thygesen has the right to acquire within 60 days pursuant to outstanding stock options.

(8) Ms. Civil does not own any options to purchase Common Stock of the Company.

(9) Includes 6,500 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.

(10) Includes 13,500 shares owned by Mr. Gerst's spouse and 110,300 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.

(11) Includes 8,000 shares owned by Mr. Gould's spouse and 6,500 shares which Mr. Gould has the right to acquire within 60 days pursuant to outstanding stock options.

(12) Includes 6,500 shares which Mr. Roberts has the right to acquire within 60 days pursuant to outstanding stock options.

(13) Includes 6,500 shares which Mr. Robison has the right to acquire within 60 days pursuant to outstanding stock options.

(14) Includes 12,000 shares which Mr. Smucker has the right to acquire within 60 days pursuant to outstanding stock options.

(15) Includes 6,500 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.

(16) Includes 858,602 shares which all Directors and executive officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

      The Company's policy governing transactions in its securities by Directors, officers and employees permits such persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Mr. Lawrence A. Sala has entered into a trading plan in accordance with Rule 10b5-1. The Company anticipates that, as permitted by Rule 10b5-1, other officers, Directors and employees may establish trading plans in the future. The Company undertakes no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan, except to the extent required by law.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

      The first item to be acted on at the Meeting is the election of three Directors. Directors Carl W. Gerst, Dale F. Eck and James G. Gould will stand for re-election for terms of three years and until their respective successors shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected Directors. The Board of Directors unanimously recommends the election of the three nominees.

      It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted "FOR" the director nominees: Carl W. Gerst, Dale F. Eck and James G. Gould. In the event any nominee declines or is unable to serve, it is intended that the shares represented by such proxies will be voted for a successor nominee designated by the Board (or if no other person is so designated, for the remaining nominees). All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board who will continue in office after the Annual Meeting (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

      Certain Information Concerning Nominees and Directors Continuing in Office

      Set forth below is certain information concerning each nominee for Director to be elected at the Meeting and each Director of the Company whose term of office continues after the Meeting.

Name, Age, Nature of         Year First
Positions and Offices          Became            Principal Occupation,
Held with the Company         Director      Experience and Other Directorships
---------------------        ----------     ----------------------------------
Terms Expiring at Annual
  Meeting in 2011:

Lawrence A. Sala, 46 .....     1995          Mr. Sala joined the Company in 1984
President, Chief Executive                   and worked in  various  engineering
Officer and Chairman                         and   marketing   positions   until
                                             becoming  President  and a Director
                                             of the  Company  in May  1995.  Mr.
                                             Sala has served as Chief  Executive
                                             Officer since  September  1997, and
                                             has served as Chairman of the Board
                                             since  November 2001. Mr. Sala is a
                                             member of the  Boards of  Directors
                                             of Carlisle Companies  Incorporated
                                             and Syracuse Research Corporation.

Robert U. Roberts, 71 ....     2005          Mr. Roberts is a 20 year Air  Force
Director                                     veteran with  extensive  experience
                                             contracting with various government
                                             defense  agencies.  Mr.  Roberts is
                                             the President  and Chief  Executive
                                             Officer   of   Syracuse    Research
                                             Corporation,    a    not-for-profit
                                             independent       research      and
                                             development  organization providing
                                             environmental  science,   operation
                                             integration,     information    and
                                             systems  technology   services  and
                                             support   to  the   Department   of
                                             Defense and other

Name, Age, Nature of         Year First
Positions and Offices          Became            Principal Occupation,
Held with the Company         Director      Experience and Other Directorships
---------------------        ----------     ----------------------------------
                                             government  agencies.  Mr.  Roberts
                                             serves      on     the      Board's
                                             Investment/Benefits Committee.

Dr. David Wilemon, 72 ....     1997          Dr. Wilemon is the Snyder Professor
Director                                     of    Innovation    Management   at
                                             Syracuse    University's    Whitman
                                             School of Management. He co-founded
                                             (1980)    and   led   the    Snyder
                                             Innovation  Management  Program  at
                                             the    University   and   led   the
                                             Entrepreneurship    and    Emerging
                                             Enterprises   Program  at  Syracuse
                                             University between 1993 & 2003. Dr.
                                             Wilemon is the Chair of the Board's
                                             Nominating/Corporate     Governance
                                             Committee  and also  serves  on the
                                             Compensation   Committee.  He  also
                                             serves  on the  Board of  Directors
                                             for First  State Bank in  Maypearl,
                                             Texas.

Terms Expiring at Annual
  Meeting in 2009:

Carl W. Gerst, Jr., 72 ...     1968          Mr.  Gerst is a  co-founder  of the
Chief Technical Officer,                     Company  and   currently  is  Chief
Vice Chairman of the Board                   Technical    Officer,    and   Vice
                                             Chairman  of the Board.  Mr.  Gerst
                                             has been  actively  engaged  in the
                                             Company's    business   since   its
                                             founding in 1967.  Mr. Gerst served
                                             as Executive  Vice  President  from
                                             the  Company's  founding  until May
                                             1995 when he became Chief Technical
                                             Officer  and Vice  Chairman  of the
                                             Board.  Mr.  Gerst  served  as  the
                                             Company's  Treasurer  from May 1992
                                             through November 2001.

Dale F. Eck, 66 ..........     1995          Mr.  Eck  was  Vice   President  of
Director                                     Finance   and   Treasurer   of  The
                                             Entwistle    Company,   a   defense
                                             contractor,  from  1978  until  his
                                             retirement  in February  1997.  Mr.
                                             Eck has also  served as a  Director
                                             of The Entwistle Company since 1978
                                             and continues to serve that company
                                             in such  capacity.  Mr. Eck was the
                                             former   Chairman  of  the  Board's
                                             Audit  Committee  through  June 30,
                                             2008. Mr. Eck continues to serve on
                                             the Audit  Committee as well as the
                                             Investment / Benefits Committee. In
                                             the opinion of the Audit  Committee
                                             and  the  Board,  Mr.  Eck  has the
                                             requisite    experience    to    be
                                             designated  as an "audit  committee
                                             financial  expert"  as that term is
                                             defined  under  the  rules  of  the
                                             Securities and Exchange Commission.

Name, Age, Nature of         Year First
Positions and Offices          Became            Principal Occupation,
Held with the Company         Director      Experience and Other Directorships
---------------------        ----------     ----------------------------------
James G. Gould, 51 .......     2003          Mr.   Gould  is  the   founder  and
Director                                     President of Alesco Advisors,  LLC,
                                             an   SEC   registered    investment
                                             advisor  based  in  Pittsford,  New
                                             York. Prior to founding Alesco, Mr.
                                             Gould  was   President   of  Clover
                                             Capital  Management,  Inc.,  an SEC
                                             registered advisor.  Mr. Gould is a
                                             certified public  accountant,  with
                                             prior  experience  as an audit  and
                                             tax accountant with Peat, Marwick &
                                             Mitchell.   Mr.   Gould   currently
                                             serves   as   the   Board's    Lead
                                             Independent  Director  and Chairman
                                             of   the    Board's    Compensation
                                             Committee   and   Chairman  of  the
                                             Investment/Benefits  Committee, and
                                             also serves on the Audit Committee.

Nominees for terms expiring at
   Annual Meeting in 2010:

Matthew S. Robison, 48 ...     1999          Mr.  Robison  became a Senior  Vice
Director                                     President    of   Wedbush    Morgan
                                             Securities  when that firm acquired
                                             Pacific  Growth  Equities  in 2009,
                                             where  he  had   been  a   Managing
                                             Director.   Until   June  2008  Mr.
                                             Robison  served  as a  Senior  Vice
                                             President  of Ferris,  Baker Watts,
                                             Incorporated.      Mr.      Robison
                                             previously   served  as  a  General
                                             Partner  and Analyst of Botti Brown
                                             Asset  Management from January 1997
                                             until  January  1999,  and as  Vice
                                             President     and    Analyst    for
                                             Montgomery  Securities from October
                                             1994  until   January   1997.   Mr.
                                             Robison is a member of the  Board's
                                             Nominating/Corporate Governance and
                                             Investment/Benefits Committees, and
                                             served   as   the   Board's    Lead
                                             Independent      Director      from
                                             2004-2006.  Mr. Robison also served
                                             as a member  of the  Board's  Audit
                                             Committee up until May, 2008.

John L. Smucker, 64 ......     2006          Mr.  Smucker  is  the  founder  and
Director                                     former    President    and    Chief
                                             Executive     Officer     of    MCE
                                             Technologies,   Inc.,  a  microwave
                                             components    company    based   in
                                             Michigan,  and more recently served
                                             as  President  and CEO of  Aeroflex
                                             MCE  Technologies,  Inc.  and Chief
                                             Operating     Officer     of    the
                                             microelectronics     division    of
                                             Aeroflex  until his  retirement  in
                                             2004.  Prior  to  starting  MCE  in
                                             1993,   Mr.   Smucker   worked   as
                                             President  of  Merchant  Financial,
                                             Inc.,

Name, Age, Nature of         Year First
Positions and Offices          Became            Principal Occupation,
Held with the Company         Director      Experience and Other Directorships
---------------------        ----------     ----------------------------------
                                             after   spending   ten  years  with
                                             Goldman  Sachs  & Co.  Mr.  Smucker
                                             serves   on  the   Board's   Audit,
                                             Nominating/Corporate Governance and
                                             Compensation    Committees.     Mr.
                                             Smucker  currently is a Director of
                                             Ann Arbor State Bank located in Ann
                                             Arbor,  Michigan, and a Director of
                                             Kionix,  Inc.,  a  manufacturer  of
                                             accelerometers  located  in Ithaca,
                                             New York.

Patricia T. Civil, 59 ....     2007          Ms.  Civil is the  former  managing
Director                                     partner    of   Price    Waterhouse
                                             Coopers'  Syracuse Office where she
                                             was employed  since 1973. Ms. Civil
                                             was    certified    as   a   public
                                             accountant  in 1978 and  served  as
                                             engagement  partner to both  public
                                             and non-public  companies until her
                                             retirement  in 2002. In the opinion
                                             of  the  Audit  Committee  and  the
                                             Board,  Ms. Civil has the requisite
                                             experience   to  be  designated  an
                                             "audit committee  financial expert"
                                             as that term is  defined  under the
                                             rules   of   the   Securities   and
                                             Exchange   Commission.   Ms.  Civil
                                             currently  serves on the  boards of
                                             NBT  Bancorp,   Unity  Mutual  Life
                                             Insurance   Company  and   Syracuse
                                             Research Corporation.  Ms. Civil is
                                             Chairperson  of the  Board's  Audit
                                             Committee  and also  serves  on the
                                             Nominating/Corporate     Governance
                                             Committee.

            BOARD COMPOSITION, MEETINGS, COMMITTEES, AND COMPENSATION

Independence; Meeting Attendance

      The Company's Board of Directors is comprised of all independent Directors except for Messrs. Sala, Gerst and Roberts. Messrs. Sala and Gerst are employees of the Company. Mr. Roberts was deemed by the Board not to be "independent" due to the Company generating sales to SRCTec, Inc., a wholly owned subsidiary of Syracuse Research Corporation (Mr. Roberts is the President and CEO of Syracuse Research Corporation) beginning in fiscal year 2007. The Board has determined that Directors Patricia T. Civil, Dale F. Eck, James G. Gould, Matthew S. Robison, John L. Smucker and Dr. David Wilemon (who collectively comprise 66% of the Board) are each "independent" as defined in the market place rules of the Nasdaq Stock Market. Under the rules of Nasdaq, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company.

      The independent Directors regularly meet in executive session at which employee Directors are not present. During the Company's last fiscal year, the Board of Directors held six meetings. No current Director attended fewer than 99% of the aggregate number of meetings of the Board and of any Committees on which he or she served during such period. The Company encourages all Directors to attend each annual meeting of Shareholders. All Directors attended the Company's last annual meeting of Shareholders.

Related Party Transactions

      The Board has adopted a policy concerning transactions with related persons. The policy requires the review, approval and monitoring of transactions involving the Company and our Directors, executive officers or their immediate family members to determine whether such persons have a direct or indirect material interest. These transactions are reported to and reviewed by the Secretary and General Counsel of the Company who provides report to the full members or independent members of the Board, as appropriate. Following this review, the Board determines whether any such transaction is in the best interests of the Company and its Shareholders by considering whether the terms are no less favorable than those available with unrelated third parties and the related person's interest in the transaction. The Company will disclose the terms of related person transactions in its filings with the SEC to the extent required.

      The Board has determined that because of the Company's sales of components to SRCTec, Inc. in fiscal year 2009 were pursuant to a competitive bid process and the respective purchase orders are subject to the federal procurement regulations, the transactions do not constitute a related party transaction as defined in the Securities and Exchange Commission regulations and, similarly, the transactions are in compliance with the Company's policy regarding related party transactions.

      David M. Ferrara, Secretary and General Counsel of the Company, is a member in the law firm of Bond, Schoeneck & King, PLLC, ("BS&K") which has rendered and continues to render legal services to the Company. The legal services provided (and to be provided) to the Company are considered normal and customary in the ordinary course of business. Beginning in January, 2008, Mr. Ferrara became a part time employee of the Company. During the fiscal year ended June 30, 2009, the Company paid Bond, Schoeneck & King, PLLC $619,828 for services rendered by other BS&K attorneys and for related disbursements, in addition to paying Mr. Ferrara a base salary.

Corporate Governance Matters

      Our Company's business is operated by the guiding principles of honesty and integrity. Anaren's Code of Ethics and Business Conduct ("Code of Conduct"), which has been in place since August 2002, and most recently amended in November 2008, and is available on the Company's website (www.anaren.com), establishes ethical policies by which the Board of Directors, officers and every employee conducts the daily operation of the Company. Anaren's Code of Conduct is reviewed with every Company employee to help ensure that all employees remain dedicated to Anaren's founding principles of honesty and integrity. The Board's Nominating/Corporate Governance Committee reviews corporate governance developments and recommends modifications to the Company's Code of Conduct and various committee charters as appropriate. Consistent with this review, the Board adopted a Statement of Corporate Governance Guidelines and Principles ("Governance Guidelines"), which was revised in May, 2008 and provides an overview of the Company's corporate governance philosophy and a summary of the Board's responsibilities and duties regarding its oversight of the Company. The Company's Governance Guidelines also identify the Company's key policies, including the Code of Conduct. The Board also adopted a Disclosure Committee Charter to formalize the procedures of the Company's Disclosure Committee that has been in place since the beginning of fiscal year 2005. The purpose of the Disclosure Committee is to help ensure that the Company's disclosure controls and procedures are effective and that public disclosures are materially accurate, timely and complete.

      In a continuous effort to stay abreast of corporate governance developments, the Board encourages its members and the Company's Secretary to attend various education programs. During fiscal 2009, Directors, Wilemon, Civil and Robison, attended corporate governance programs.

      Our Company has consistently maintained above average corporate governance ratings, as reflected by its current Corporate Governance Quotient (CQO). As of September 11, 2009, the Company outperformed 75% of the companies in the Russell 3000 and 76% of the companies in the Technology: Hardware & Equipment Group. Our Company is very proud of these ratings and is committed to continue to strive toward corporate governance excellence.

Charters

      The Company has adopted written charters for each of its Audit, Compensation, Disclosure, Investment/Benefits, and Nominating/Corporate Governance Committees and has posted current copies of their respective Charters on its website: www.anaren.com.

Committees

      Audit Committee. The Company's Audit Committee consists of Patricia T. Civil, Chairperson, Dale F. Eck, James G. Gould, and John L. Smucker, each of whom the Board has determined to be "independent" as defined in the marketplace rules of The Nasdaq Stock Market. In the opinion of the Board the Audit Committee's Chairperson, Ms. Civil and Mr. Eck, meet the definition of an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. The function of the Audit Committee is to monitor the quality and integrity of the Company's accounting, auditing and financial reporting practices, and to review the Company's annual audit with management and the Company's independent registered public accounting firm. The Audit Committee is also responsible for monitoring the independence and performance of the Company's independent registered public accounting firm, and for providing an avenue of communication among the independent registered public accounting firm, management, employees, and the Board of Directors.
During the fiscal year ended June 30, 2009, the Audit Committee held eight regular meetings and several additional meetings in connection with the Company's quarterly and annual financial reporting, review, assessment and certification of the effectiveness of its internal controls. The Audit Committee has adopted a written charter, setting forth its composition and responsibilities.

      Compensation Committee. The Company's Compensation Committee consists of James G. Gould, Chairman, John L. Smucker, and Dr. David Wilemon. The Board has determined that each of the Compensation Committee's members is "independent" as defined in the marketplace rules of The Nasdaq Stock Market. The function of the Compensation Committee is to recommend to the Board of Directors competitive compensation plans for officers and key employees. During the fiscal year ended June 30, 2009, the Compensation Committee held three meetings. The Compensation Committee has adopted a written charter setting forth its composition and responsibilities.


      Nominating and Corporate Governance Committee. The Company's Nominating and Corporate Governance Committee consists of Dr. David Wilemon, Chairman, Patricia T. Civil, and Matthew S. Robison, each of whom the Board has determined is "independent" as defined by the marketplace rules of the Nasdaq Stock Market. The functions of the Nominating and Corporate Governance Committee, as outlined in its written charter, are to make recommendations to the Board for nominees to serve as directors, to strengthen the Board's oversight of management, to develop and implement the Company's corporate governance guidelines, and to monitor a process to assess the Board's effectiveness. The Nominating and Corporate Governance Committee will consider written recommendations from Shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, the entirety of each candidate's credentials and whether the candidate possesses the following characteristics:

      o     Impeccable personal character

      o     Demonstrated achievement in his or her professional field

      o Broad professional experience relevant to Anaren's current and likely future business

      o Skill set that complements Anaren's current Board and senior management team

      o Demonstrated leadership abilities including team building, mentoring and effective communication

      o     Fundamental understanding of basic financial accounting statements

      o Demonstrated ability to foster investor, employee and customer confidence

      o     Demonstrated enthusiasm for Anaren's mission

      o Demonstrated experience managing a business, educational or other not-for profit entity

      o Commitment to maintaining a responsible employer presence in the communities in which Anaren operates

      The Committee also considers a candidate's projected effectiveness as a director in conjunction with the full Board in collectively serving the long-term interests of the Shareholders. In addition, prior to nominating an existing director for re-election to the Board, the Committee and the Board consider and review, among other relevant factors, the existing director's meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the director brings to the Board. During the fiscal year ended June 30, 2009, the Nominating and Corporate Governance Committee held four meetings.

      Investment/Benefits Committee. The Company's Investment/Benefits Committee consists of James G. Gould, Chairman, Dale F. Eck, Matthew S. Robison and Robert
U. Roberts, whom, with the exception of Director Roberts, the Board has determined is "independent" as defined in the marketplace rules of The Nasdaq Stock Market. The functions of the Investment/Benefits Committee as outlined in its written charter are to oversee the appropriate investment of the Company's cash and cash equivalents with the objective of obtaining competitive rates of return without exposing the Company's assets to undue volatility or risk of loss, and to periodically review the various benefit plans, including pension plans, offered by the Company to its employees to help ensure that the various benefit plans are market competitive, yet cost effective for the Company. The Committee is also guided by the Company's Investment Policy which was revised in May, 2009 in carrying out its responsibilities related to the investment of the Company's cash and cash equivalents. During the fiscal year ended June 30, 2009, the Investment/Benefits Committee held two meetings.

      Disclosure Committee. The Company's Disclosure Committee consists of Lawrence A. Sala, Chairman, officers of the Company, senior finance department managers and business group managers. The purpose of the Disclosure Committee, as outlined in its written charter, is to assist the Company in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports are materially accurate, timely, understandable, and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects. The Committee meets quarterly prior to release of the Company's financial statements, and, as otherwise necessary to accomplish its purpose.

Compensation Committee Interlocks and Insider Participation

      James G. Gould, Chairman, John Smucker, and Dr. David Wilemon served on the Compensation Committee during 2009. None of the members of the Compensation Committee are or ever have been an officer or employee of Anaren, and there were no Compensation Committee interlocks.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for serving as directors. During fiscal year 2009, the Company paid each director who is not an employee a $20,000 Board fee plus $1,000 for each meeting attended, and also paid the Chairperson of the Audit Committee an annual fee of $12,000, and the Chairpersons of the Compensation, Investment/Benefits and Nominating/Corporate Governance Committees an annual fee of $6,000. In addition, members of the Audit Committee, except for the Chairperson, received an annual fee of $6,000, and members of the Compensation Committee,
Investment/Benefits Committee and Nominating/Corporate Governance Committee, except for the respective Chairpersons, received an annual fee of $3,000. The Company also reimbursed each director for their expenses incurred in attending meetings of the Board of Directors. In addition, non-employee directors are eligible to receive awards under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan ("Plan"), as amended. In fiscal year 2009, the non-employee directors each received a restricted stock award of 4950 shares pursuant to the Plan, which value and terms are identified in the table that follows.

      The following table summarizes the compensation paid to each non-employee director for his/her service to the Board and its committees in fiscal year 2009.

                     FISCAL 2009 DIRECTOR COMPENSATION TABLE

                                                 Fees Earned or       Stock Awards      Option Awards
Name(1)                                         Paid in Cash ($)         ($)(2)             ($)(3)         Total ($)
-------                                         ----------------      ------------      --------------     ---------
Dale F. Eck ..............................          $33,000             $48,644            $10,082         $ 91,726
Carl W. Gerst, Jr. .......................                0(5)           76,102(4)          90,214(4)       166,316
James G. Gould ...........................           42,000              48,644             10,082          100,726
Robert U. Roberts ........................           27,000              48,644             13,686           89,330
Matthew S. Robison .......................           30,000              48,644             10,082           88,726
John L. Smucker ..........................           36,000              45,000             44,430          129,074
David Wilemon ............................           33,000              48,644             10,082           91,726
Patricia T. Civil ........................           39,000              63,914                  0          102,914

----------
(1) Mr. Sala, the Company's Chief Executive Officer and Chairman, is not included in this table. Mr. Sala does not receive any compensation for his service as a director because he is an officer of the Company. The compensation received by Mr. Sala as an officer is shown in the Summary Compensation Table on page 26.

(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2009 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended June 30, 2009 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Directors. On August 9, 2008, the Company granted each non-employee Director 4,950 shares of restricted stock which is subject to forfeiture until the first anniversary of the date of grant. The fair market value, as of the date of grant, for each non-employee Director was $44,996. As of June 30, 2009, each non-employee Director, except for Ms. Civil, had, 9,740 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end. Ms. Civil had 9,074 shares of restricted stock awards as of June 30, 2009, which continued to be subject to forfeiture at fiscal year-end.

(3) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2009 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended June 30, 2009 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these stock option awards and do not correspond to the actual value that may be recognized by its Directors. The options have an exercise price of $19.56 and were totally vested as of August 9, 2009. The fair market value, as of the date of grant, for each non-employee Director was $27,040. As of June 30, 2009, each non-employee director had the following number of stock options outstanding: Mr. Eck 6,500; Mr. Gould 6,500; Mr. Roberts 8,666; Mr. Robison 6,500; Mr. Smucker 12,000; and Mr. Wilemon 6,500.

(4) Carl W. Gerst, Jr., the Company's Chief Technical Officer and Vice Chairman, does not receive any fees for his service as a director. However, Mr. Gerst did receive restricted stock awards in fiscal year 2009 in connection with his service as an officer of the Company. The amount recognized by the Company for financial reporting purposes (before reflecting forfeiture) is set forth in this table and was calculated in accordance with FAS 123R. On May 17, 2006, Mr. Gerst was awarded 2,000 shares of restricted stock subject to time and performance based restrictions. The fair market value for the restricted stock on May 17, 2006 was $42,300. On August 9, 2006, Mr. Gerst received 2,500 shares of restricted stock and 6,500 stock options with an exercise price of $19.56 per share. The stock options vest over a five year period and the restricted stock is subject to a three year vesting period. The fair market value of the options on August 9, 2006 was $87,880 and $48,900 for the restricted stock. As of June 30, 2009, Mr. Gerst had 116,500 stock options outstanding and 21,896 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end.

Communication with Directors

      Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a Shareholder desires to communicate with a specific director, the correspondence should be addressed to that director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its contents will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company. The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

      Correspondence should be addressed to:

                    [Name of Director or Board of Directors]
                              c/o David M. Ferrara
                          Secretary and General Counsel
                                  Anaren, Inc.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                       COMPENSATION OF EXECUTIVE OFFICERS

Introduction

      Effective for the Company's fiscal year 2007, the Securities and Exchange Commission ("SEC") adopted new executive compensation disclosure rules which require the following Compensation Discussion and Analysis ("CD&A") section to provide details regarding the Company's executive compensation policy, the material elements of the total compensation paid to the Company's executive officers under such policy, and an explanation of how the Company determines the amount paid under each element of compensation.

      In addition to the CD&A, the new SEC executive compensation regulations have amended and/or adopted new disclosure tables. The disclosure tables following the CD&A set forth the various elements of compensation paid to the Company's Chief Executive Officer, principal financial officer and the three most highly compensated executive officers other than the chief executive officer and principal financial officer. These five individuals are referred to under the SEC's disclosure rules, and throughout the CD&A, as the "Named Executive Officers ("Named Executives")." The Named Executives for fiscal 2009 are Lawrence A. Sala, President and Chief Executive Officer, George A. Blanton, Senior Vice President, Chief Financial Officer, Treasurer, Carl W. Gerst, Jr., Vice Chairman and Chief Technical Officer, Mark P. Burdick, Senior Vice President and General Manager and Timothy P. Ross, Senior Vice President of Business Development. The terms "executive officers" and "key management" relate to the Company's approximately 95 management and key technical personnel, including the Named Executives, who currently participate in the Company's equity based compensation program. The first table, the Summary Compensation Table, provides in comprehensive form the total compensation earned by the Named Executives. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table.

The Role of the Compensation Committee

      The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company's compensation policies and practices regarding the executive officers. The Committee is composed of three members, all of whom are (i) deemed "independent directors," as the term is defined in the marketplace rules of The Nasdaq Stock Market, (ii) qualified as a "non-employee director," as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an "outside director" under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Committee's written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Committee's responsibilities, the Compensation Committee has the authority to set the level of executive compensation.

      The Compensation Committee has regularly engaged a consultant, First Niagara Benefits Consulting, a wholly owned subsidiary of First Niagara Financial Group ("First Niagara"), to collect and update compensation information from the Company's peer group and published survey sources. The Committee also uses First Niagara to analyze the total compensation earned by the Company's executive officers, apprize the Committee on current trends in the area of executive compensation, make recommendations to strengthen the Company's compensation philosophy to align the Named Executives' pay to the Company's performance, and to improve the competitiveness of the Company's executive compensation.

      The Compensation Committee does not delegate its duties to any other person; however, it does work with management to structure the Named Executives' performance goals. After extensive review and consideration, the Committee presents its recommendations to the Board for its review and approval.

                      COMPENSATION DISCUSSION AND ANALYSIS

      The following Compensation Discussion and Analysis contains statements regarding future performance targets and goals for the Company's executive officers. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to any other context.

Philosophy and Objectives of the Compensation Program

      The Compensation Committee continues to strive to develop, refine and implement an executive compensation program that rewards executive officers when the Company achieves its financial and strategic goals. The Committee generally targets overall compensation for executive officers to the 50th percentile of compensation paid to comparable executives based upon peer group and survey data. The ultimate objective of the Company's compensation program is to motivate the Company's executive officers to achieve financial goals that increase the shareholders' long-term value. We believe this compensation philosophy encourages our executive officers to make decisions geared toward the long term success of the Company. By design therefore, compensation paid to the executive officers is predominantly performance based. Although individual performance is viewed as being important, overall Company performance goals must be achieved before any executive officer is eligible to receive an annual incentive bonus. Although the Compensation Committee intends for executive compensation to be driven by performance, it recognizes that salaries must stay competitive with comparable technology-based, microwave electronics manufacturing companies in order to attract, retain and motivate highly qualified executives. It is this mix of interests that drives the compensation structure outlined below.

Policies and Procedures

      To achieve the compensation program's objectives, the Company utilizes the following policies and procedures.

      Comparisons to Peer Group. In fiscal 2009, the Company utilized compensation information from the Company's peer group and from published surveys. The Company's peer group includes the following microwave electronics component and subsystem manufacturers: Herley Industries Inc., Argon St. Inc., Pericom Semiconductor, EMS Technologies, CalAmp Corp., California Micro Devices, Anadigics Inc., Spectrum Control, DSP Group and Hitlite Microwave. First Niagara assists the Compensation Committee in gathering information on its peer group as well as gathering information published in the Watson Wyatt Data Services' surveys entitled "Industry Report on Top Management Compensation" and "National Executive Compensation Survey." In fiscal 2009, the Company primarily relied upon these broad databases, and other publicly available information, to determine appropriate levels and types of compensation. The Company believes that its executive compensation practices are consistent with the compensation philosophy of providing competitive compensation with appropriate incentive and equity-based components.

      The Company Strives for Fairness in the Administration of Compensation. The Company strives to ensure that the compensation levels of its executive officers accurately reflect the level of responsibility that each individual has within the Company. At the outset of each fiscal year the Named Executives and all participants in the Company's Bonus Plan are informed of individual and Company-wide objectives. An individual's base salary is predicated on a number of factors including, the individuals performance, level of responsibility,
contributions  to  the  Company's  success,   and  market  data  for  comparable
positions.

      Role of Executive Officers in the Compensation Process. In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers, the Compensation Committee considers the recommendation of the Company's President and Chief
Executive Officer, Lawrence A. Sala. Mr. Sala reviews the performance and compensation of each executive officer and the Company's financial results versus established goals for the fiscal year just completed. Mr. Sala then makes recommendations to the Committee for the upcoming year's financial objectives, base salary adjustments, cash incentive bonus opportunities and equity-based compensation grants to the Committee based on the executive officer's performance and comparative analysis of similar positions in the peer group and published survey data. The Committee, however, exercises its complete discretion in approving or modifying any compensation recommendation for any executive officer. Mr. Sala does not make any recommendations regarding his own compensation, nor does he vote on any compensation matters considered by the Committee, but is viewed as an additional resource to discuss executive officer performance and compensation.

Compensation of the Named Executives

      The Company's compensation program for all executive officers, including the Named Executives, include the following elements:

      o     Base Salary

      o     Non-Equity Annual Bonus Plan ("Bonus Plan")

      o     Equity Based Awards

      o     Benefits

      The compensation program for key management is built around the philosophy of targeting market-median compensation with incentive components that reflect positive, as well as negative, Company and individual performance. It is not the Company's practice to compensate any Named Executive in excess of the limits contained in Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the amount of compensation paid to the Named Executives in any one fiscal year that may be deducted by the Company for federal income tax purposes, unless the compensation is performance-based and the material terms of the applicable plan are disclosed to and approved by the Company's Shareholders. The deduction limitation is currently $1 million. The Company's 2004 Comprehensive Long Term Incentive Plan, as first amended in 2006, has received shareholder approval and, to the extent applicable, was prepared with the intention that the incentive compensation would qualify as performance-based compensation under Section 162(m).

Base Salary

      The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each Named Executive. Each year, the Company reviews base salaries, and targets base salary compensation at or near the median base salaries of the companies included in the Company's peer group and survey data provided by First Niagara. Unlike the Bonus Plan, base salaries are not linked to the overall performance of the Company. However, other elements of total compensation are dependent on the determination of base salary, to the extent they are expressed as percentages of base salary (for example, the cash incentive under the Bonus Plan is a percentage of the Named Executives' base salary). Generally, the Compensation Committee starts the total compensation review for executives at its May committee meeting by reviewing compensation trends identified by First Niagara. Several elements are considered in setting base salaries, including (i) the size, scope and complexity of the executive officer's responsibilities; (ii) the relationship of the executive officer's pay to the base salaries of other senior officers and other management employees of the Company; (iii) the individual's performance; (iv) economic and market conditions; and (v) whether the base salary levels are competitive and comparable to compensation paid to executives employed by the Company's peer group and published survey data. The Committee also considers the historical performance of the Company and the contributions of each executive officer to those results when considering proposed adjustments to base salary. The salary levels for all Named Executives and key management employees are reviewed on an annual basis.

      The Committee increased the base salaries of the Named Executives at its August 12, 2009 meeting for fiscal year 2010. Mr. Sala received an increase of $30,000 based on the Committee's review of his individual performance and base salary trends as reflected in the Company's peer group and published survey data. Mr. Sala's base salary of $470,000 as the Company's President and Chief Executive Officer is well supported by (i) competitive wage survey data, (ii) the Company's peer group's compensation of chief executive officers, and (iii) the Company's strategic accomplishments and financial performance during the period Mr. Sala has served in this capacity.

      The Compensation Committee also approved base salary increases for Messrs. Blanton, Burdick, and Ross in the range of seven to fifteen percent, based on the Committee's evaluation of the following factors: (i) competitive wage survey data, (ii) realization of a portion of the Company's strategic accomplishments during fiscal year 2009, (iii) satisfaction of individual performance goals, and
(iv) the expansion of the Named Executive's responsibilities and duties as a result of the Company's recent acquisitions. Messrs Blanton, Ross and Burdick received base salary increases of $20,000, $20,000 and $30,000 respectively, based on the Committee's evaluation of the above noted factors. Please see the Summary Compensation Table presented in this Proxy Statement and the accompanying narrative disclosures for more information regarding the base salaries of the Named Executives. Mr. Gerst's salary, pursuant to the terms of Amendment IV of his employment agreement remained unchanged.

Non-Equity Annual Bonus Plan

      In order to more closely align the compensation of Named Executives and other key employees to the Company's performance, a non-equity annual bonus plan ("Bonus Plan") is maintained in which approximately 10 percent of the Company's employees participated in fiscal 2009. Bonus Plan award opportunities, expressed as a percentage of salary, are established for each participant. The Committee strives to set the respective Bonus Plan opportunities to be consistent with opportunities for comparable positions in the Company's peer group and published survey data. The Bonus Plan is designed to provide a meaningful incentive to reward executive officers and other key management employees for their contribution toward the Company's growth, profitability and achievement of individual performance objectives for a fiscal year. Eligibility in the Bonus Plan is limited to key members of management and technical personnel who, because of their position, have the ability to impact the growth, profitability and overall success of the Company, as well as have the responsibility for succession planning and employee development. Bonus Plan opportunities for executive officers range from 20% to 100% of base salary. In the case of truly exceptional performance by an officer of the Company, the Committee in accordance with its charter may exercise its discretion to recommend to the Board to increase a Bonus Plan payment by up to fifty percent.

      Bonus Plan payments, when made, have historically totaled less than 10 percent of the annual operating income for the Company. There were 119 participants in the 2009 Bonus Plan who were paid a total of approximately $1,357,179, of which $372,724 was paid to the executive officers of the Company. Total Bonus Plan payments for fiscal year 2009 represented approximately 9.7% of the Company's operating income, including FAS 123R expense. The executive officers of the Company select the Bonus Plan participants on an annual basis.

      Under the Bonus Plan in effect for the 2009 fiscal year, the Company's achievement of specified performance criteria (the achievement of targeted annual net shipments, annual operating earnings, annual order bookings and annual operating cash flow goals outlined below for each Named Executive) entitled the Named Executives to receive a cash Bonus Plan payment. Each goal was equally weighted and was factored into the calculation to determine the Bonus Plan payment. Executive officers, including Named Executives, however, were not eligible to receive any payments under the Bonus Plan if the Company was not profitable on an operating basis.

      The specific Company financial goals and the results achieved in fiscal year 2009 for the Named Executives were as follows:

                                                                      Percentage
                                  Goal             Results Achieved    Achieved
                           ---------------------  ------------------  ----------
Annual Net
  Shipments ..........       $169-$181 Million      $166.9 Million        0%
Annual Operating
  Earnings ...........     8.5%-15% of Net Sales  12.8% of Net Sales    65.54%
Annual Order
  Bookings ...........       $174-$186 Million      $164.2 Million        0%
Annual Operating
  Cash Flow ..........        $15-$28 Million        $28.4 Million     103.08%
Total Percentage
  Achieved ...........                                                  42.15%

      The Company's President and Chief Executive Officer Bonus Plan opportunity for fiscal year 2009 was set by the Committee at 100% of his base salary. One hundred percent of Mr. Sala's Bonus Plan opportunity was based upon the achievement of the Company financial goals identified above. As noted in the table, the actual fiscal 2009 results achieved were 42.15 percent of the Company's financial goals. As a result, Mr. Sala's Bonus Plan payment for fiscal 2009 was $185,477.

      The Compensation Committee determined that the Company's Senior Vice President of Finance, Chief Financial Officer & Treasurer, Mr. Blanton, Bonus Plan opportunity for fiscal year 2009 was 50% of his base salary. As with Mr. Sala's bonus, Mr. Blanton's Bonus Plan opportunity was based exclusively upon the achievement of the Company financial goals. Mr. Blanton's Bonus Plan payment for fiscal 2009, based upon the results achieved, was $45,315.

      The Company's Senior Vice President of Business Development, Mr. Ross, had a Bonus Plan opportunity for fiscal year 2009 was 50% of his base salary. Similar to Messrs. Sala and Blanton, one hundred percent of Mr. Ross' Bonus Plan payment was based upon the Company financial goals noted in the chart above. Mr. Ross' Bonus Plan payment for fiscal 2009 was $46,369.

      The Company's Senior Vice President and General Manager, Mr. Burdick, Bonus Plan opportunity for fiscal year 2009 was set by the Committee at 50% of his base salary. Similar to all other Named Executives, one hundred percent of Mr. Burdick's Bonus Plan opportunity was based upon the achievement of the Company financial goals as noted above. Mr. Burdick's Bonus Plan payment for fiscal 2009 was $42,154.

      The dollar amounts of each award paid to the Named Executives are set forth under the column entitled "Bonus" of the Summary Compensation Table. Mr. Gerst does not participate in the Company's Bonus Plan.

Performance Metrics in 2010

      The Compensation Committee believes the changes to executive officer Bonus Plan metrics implemented for fiscal year 2008 and continued in 2009 should be maintained. Bonus Plan payments for all executive officers for fiscal year 2010 will be based solely on the achievement of corporate financial performance objectives ("Corporate Goals"). In the case of general managers and certain other key management employees, Bonus Plan payments will be based on business unit performance to more closely align their Bonus Plan compensation with the success of their respective business unit. However, for officers, including the Named Executives, the Corporate Goals identified below will be solely used to determine any Bonus Plan payment. The Compensation Committee has established Corporate Goals with minimum and target thresholds as defined below:

2010 Corporate Goals

Performance Criteria                          Target                 Minimum
--------------------                     ----------------      -----------------
Annual Net Shipments: ..............       $184 Million          $167 Million
Annual Operating Earnings:* ........     15% of Net Sales      8.5% of Net Sales
Annual Order Bookings: .............       $187 Million          $170 Million
Operating Cash Flow: ...............        $28 Million           $16 Million

----------
* Excluding 123R expense and amortization of intangible assets and inventory step-up.

      The goals identified above take into consideration the acquisitions by the Company of M. S. Kennedy Corp. and Unicircuit, Inc. and were approved by the Compensation Committee. The amount of each officer's 2010 Bonus Plan payment will be based on the average percentage achieved of each of the four Corporate Goals. However, no Bonus Plan payment will be made if the Company is not profitable on an operating basis. In addition, the Bonus Plan does not guarantee any minimum Bonus Plan payment to any participant.

Equity Based Compensation

      The Committee believes that the interests of the Shareholders are best served when a significant percentage of executive officers' compensation is comprised of equity based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company's stock. The granting of equity based compensation aligns the interests of key management, including the Named Executives, with those of the Shareholders. Therefore, it is the Compensation Committee's intention to make grants of equity based awards to the Named Executives and other key employees at such times and in such amounts as may be required to accomplish the objectives of the Company's compensation program. The Compensation Committee has historically granted equity based compensation in the form of stock options and restricted stock to help create the opportunity for increased equity ownership by executive officers, to recruit key individuals, and to utilize vesting requirements to encourage those individuals to continue in the employ of the Company. The Company also has, on occasion, issued limited amounts of restricted stock to individuals for extraordinary performance.

      The Compensation Committee generally makes annual equity based awards one time each year at the Committee's regularly scheduled August meeting. The Committee has never manipulated the timing of equity based awards to take advantage of non-public material information. All equity based awards are pursuant to the Company's 2004 Comprehensive Long Term Incentive Plan, as amended, and approved by the Shareholders in 2006, which imposes certain restrictions. Recipients of stock option and restricted stock grants must enter into agreements with the Company which set forth the specific terms and conditions, including limitations applicable to the equity based awards. Equity awards are generally based on a percentage of salary; and various percentages have been established for different organizational levels within the Company.

      Beginning in fiscal year 2008, the Compensation Committee recommended, and the Board approved, modifying the Company's equity based awards to further strengthen the executive officers' focus on achieving long term growth and profitability goals for the Company. Equity awards granted for fiscal year 2008 were exclusively in the form of restricted stock. The Compensation Committee, with the assistance of First Niagara, reviewed market and industry trends and determined that the Company would benefit from granting restricted stock and not incentive stock options, which simplifies the accounting for equity based awards and increases retention of key management employees. Equity awards for fiscal year 2009 again consisted solely of restricted stock.

      The Committee believed that it was appropriate for the majority of the equity based awards to Executive Officers be contingent upon the long-term performance of the Company. Therefore, the Committee decided that 65% of the executive officers total equity grant opportunity ("Total Grant Opportunity"), be based on the Company's achievement of specific long-term corporate financial objectives ("Corporate Performance Based Grant") and the remaining 35% of the Total Grant Opportunity be based on the individual executive's performance
("Individual Performance Based Grant"). First Niagara assisted in determining the Total Grant Opportunity for each executive officer based upon peer group and survey data. For fiscal 2009, Mr. Sala's Total Grant Opportunity was 160% of his base salary; Mr. Ross' was 100% and Messrs. Blanton's and Burdick's Total Grant Opportunity was 90% of their respective base salaries. Mr. Gerst's total Grant opportunity was 60% of his base salary.

      For the Individual Performance Based Grant, if the executive performs as expected, he or she will receive the entire Individual Performance Based Grant in a restricted stock grant subject to a 36 month time vesting requirement. For the Corporate Performance Based Grant, the Compensation Committee established three year compound annual revenue growth rate ("CAGR") and cumulative operating cash flow ("COCF") targets based on the Company's strategic long term goals. Based on the relative attainment of these goals the executive officers will receive a percentage of the Corporate Performance Based Grant in the form of a restricted stock grant subject to a 48 month time vesting requirement.

      For the Corporate Performance Based Grant, the percentage of the award attained is based on the Company's financial performance (CAGR and COCF) over a three year period compared to established targets. The Committee, consistent with the Company's strategic objectives, established CAGR and profitability targets of 15% each, which when applied to the base year (fiscal 2006), resulted in a goal for fiscal year 2009 of $160 million in sales, and $63 million of COCF for the three year period ending June 30, 2009. Actual results for fiscal year 2009 were $166.9 million in sales and a three year (2007, 2008 and 2009) COCF of $62.5 million. The Company achieved a 17.1% CAGR (114% of target) and 98.6% of the COCF target which as illustrated in the chart below, resulting in a Performance Factor of 1.0. Therefore the Executive Officers, including the Named Executives earned 100% of their total equity opportunity.

                          Restricted Share Performance Factor
                          -----------------------------------

              19% | 0.8 | 0.9 | 1.0 | 1.0 | 1.0  | 1.1  | 1.2 | 1.3
                  +-----+-----+-----+-----+------+------+-----+------
                  +-----+-----+-----+-----+------+------+-----+------
              17% | 0.7 | 0.8 | 0.9 | 1.0 | 1.0  | 1.0  | 1.1 | 1.2
                  +-----+-----+-----+-----+------+------+-----+------
              15% | 0.6 | 0.7 | 0.8 | 0.9 | 1.0  | 1.0  | 1.0 | 1.1
                  +-----+-----+-----+-----+------+------+-----+------
              13% | 0.5 | 0.6 | 0.7 | 0.8 | 0.9  | 1.0  | 1.0 | 1.0
                  +-----+-----+-----+-----+------+------+-----+------
3 Year CAGR   11% | 0.4 | 0.5 | 0.6 | 0.7 | 0.8  | 0.9  | 1.0 | 1.0
                  +-----+-----+-----+-----+------+------+-----+------
               9% | 0.3 | 0.4 | 0.5 | 0.6 | 0.7  | 0.8  | 0.9 | 1.0
                  +-----+-----+-----+-----+------+------+-----+------
               7% | 0.2 | 0.3 | 0.4 | 0.5 | 0.6  | 0.7  | 0.8 | 0.9
                  +-----+-----+-----+-----+------+------+-----+------
               5% | 0.1 | 0.2 | 0.3 | 0.4 | 0.5  | 0.6  | 0.7 | 0.8
                  +-----+-----+-----+-----+------+=-----+-----+------
                   60%   70%   80%   90%   100%   110%   120%   130%

                   % of 3 Year Cumulative Operating Cash Flow (COCF)
                   -------------------------------------------------

      However, due to the reasons underlying the proposed Amendment to the Company's 2004 Comprehensive Long Term Incentive Plan (see Item 2 on Page 39), the Compensation Committee did not issue any equity awards at its August, 2009 meeting for any Executive Officers, including Named Executives, but rather will table equity grants at its November 5, 2009 meeting subsequent to the Annual Meeting of Shareholders.

      Because of the Committee's view that the changes to the methodology used for granting equity based awards implemented for fiscal 2008 and continued for fiscal 2009 were successful in further linking Executive Officer compensation to the Company's growth and profitability, the same methodology and criteria was approved for fiscal year 2010. Based on FY'07 results (which serves as the base year for establishing FY 2010 performance targets), net sales and COCF targets for FY'10 are $196 million and $77 million, respectfully.

      Please see the Summary Compensation Table and the Grants of Plan-Based Awards table presented in this Proxy Statement and the accompanying narrative disclosure for more information regarding the number and value of the stock awards received by each of the Named Executives.

Stock Ownership Guidelines For Officers and Senior Management

      Consistent with the Committee's belief that ownership of the Company's Common Stock by executive officers aligns their interests with those of the Company's Shareholders and enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company, the Compensation Committee in 2004 recommended, and the Board approved, the following Stock Ownership Guidelines for Directors, officers and senior management of the Company.

Position                            Multiple                  Time to Attain
--------                            --------                  --------------
President & CEO .............       3X Base Salary            48 months

Other Officers and
 Senior Management ..........       2X Base Salary            48 months

Outside Directors ...........       8X Annual Board           48 months
                                    Retainer Fee

      The Stock Ownership Guidelines contemplate attainment of the specified levels within the stated time period following adoption of the Guidelines or, if later, following commencement of an individual's service with the Company in a manner subjecting him or her to the Guidelines. As of June 30, 2009, Mr. Sala and the majority of the Company's officers, senior management and outside Directors have ownership interests sufficient to meet the Stock Ownership Guidelines.

Retirement and Other Benefits

      All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce. The Company utilizes pension, 401(k) savings plan and a non-qualified deferred compensation plan (which participation is limited to executive officers) to enable employees to plan and save for retirement.

      The Company's tax-qualified 401(k) Plan (the "401(k) Plan") allows employees to contribute a percentage of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code. The Company provides a matching contribution, on a dollar for dollar basis, up to 5 % of the contributing participant's salary.

      The Company also provides retirement benefits through the Anaren Microwave, Inc. Pension Plan (the "Pension Plan"). The Pension Plan is available to all Company employees hired on or before August 15, 2000. All of the Named Executives are participants in the Pension Plan, except Mr. Blanton who was hired in June, 2008.

      All Company officers, including the Named Executives, participate in the non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan"). The Company's Deferred Compensation Plan was established in recognition of Internal Revenue Code limits on the amount of annual compensation that may be taken into account for Pension Plan and 401(k) Plan purposes, and in recognition of Internal Revenue Code limits on employee elective deferrals to the 401(k) Plan, as a percentage of their salaries. The Named Executives may elect to defer cash awards payable under the Bonus Plan and base salary into the Deferred Compensation Plan described under the section entitled "Nonqualified Deferred Compensation Plan" on page 32. The Company also makes contributions to the Deferred Compensation Plan, equal to 5% of the participant's base salary.

      Perquisites. Although perquisites are not a key element of the Company's compensation program, the Company's Named Executives, along with certain other senior level executives, are provided a limited number of perquisites. The Company provides the following perquisites:

      o Each executive officer and key management employee, including the Named Executives, participate in group health, dental, life and other welfare benefits plans on the same terms and conditions that apply to other employees of the Company.

      o The Company reimburses Mr. Sala, pursuant to Mr. Sala's employment agreement, premiums on life insurance and disability insurance policies owned by Mr. Sala. The amount of the reimbursement is identified in the Summary Compensation Table. The Company provides similar reimbursement to the Company's Chief Technical Officer and Vice Chairman of the Board, pursuant to Mr. Gerst's employment agreement.

      Please see the Summary Compensation Table and accompanying narrative disclosures presented in this Proxy Statement for more information on perquisites and other personal benefits the Company provides to the Named Executives.

      Employment Agreements. The Company has entered into an employment agreement with Messrs. Sala and Gerst. These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of such Named Executives. On May 13, 2009, the Compensation Committee recommended, and the Board approved, Amendment IV to Mr. Gerst's original employment agreement, which extends the term of Mr. Gerst's employment as a full time employee through June 30, 2010, and maintains his salary at $187,500 commensurate with a 25% reduction in work hours. On December 30, 2008, the Compensation Committee recommended and the Board approved Amendment III to Mr. Gerst's Employment Agreement which provided for an agreed upon date for Mr. Gerst to receive severance payments owed to Mr. Gerst pursuant to his original employment agreement. Both Messrs. Sala's and Gerst's agreements also include change in control provisions, and are more fully described on pages 34-39. The Company has also entered into Change in Control Agreements with Messrs. Blanton, Burdick, Ross, Thygesen, Porcello, and Amy Tewksbury, Senior Vice President of Human Resources. Such change in control provisions are "triggered" upon a change of control and an involuntary termination or constructive termination of the executive officer within two years following a change in control. The Change in Control Agreements are more fully described on pages 32-39 of this Proxy Statement.

      The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management. In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan. The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed the CD&A with management. Based upon its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended June 30, 2009.

                                           Compensation Committee Members:
                                           James Gould (Chairman)
                                           John L. Smucker
                                           Dr. David Wilemon

                    EXECUTIVE COMPENSATION DISCLOSURE TABLES

      The following tables summarize the compensation of the Named Executive for the fiscal year ended June 30, 2009, June 30, 2008 and June 30, 2007. The Named Executives of the Company are our President and Chief Executive Officer, our Principal Financial Officer, and our three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount set forth in the column entitled Change in Pension Value and Nonqualified Deferred Compensation Earnings). The material terms of the employment and change of control agreements with the Named Executives are set forth on pages 32-39.

                           Summary Compensation Table

                                                                                             Change
                                                                                           in Pension
                                                                                            Value and
                                                                                          Nonqualified
                                                                                            Deferred
                                                                     Stock      Options   Compensation      All Other
Name and                                    Salary       Bonus      Awards      Awards      Earnings      Compensation       Total
Principal Position                 Year       ($)       ($)(1)      ($)(2)      ($)(3)       ($)(4)          ($)(5)           ($)
------------------                 ----    --------    --------    --------    --------   ------------    ------------    ----------
Lawrence A. Sala.................. 2009    $440,000    $185,477    $389,147    $272,838     $      0        $ 58,922      $1,346,384
President, Chief Executive         2008     400,000      53,727     242,685     379,656        2,148          66,470       1,144,686
Officer and Chairman               2007     370,000     499,500      49,009     431,553        7,653          58,068       1,415,783

George A. Blanton................. 2009     215,000      45,315      48,750           0            0          26,315         335,380
Senior Vice President,             2008       4,135     100,000       1,354           0          207               0         105,696
Chief Financial Officer, Treasurer 2007           0           0           0           0            0               0               0


Carl W. Gerst..................... 2009     187,500           0      76,102      90,214       80,577         725,192       1,159,585
Vice Chairman,
Chief Technical Officer

Timothy P. Ross................... 2009     220,000      46,369     115,780     100,563            0          28,931         511,643
Senior Vice                        2008     200,000      13,432      69,514     137,830        6,439          25,510         452,725
President, Business                2007     184,000     124,200      14,942     153,662        9,803          27,131         513,738
Development

Mark P. Burdick................... 2009     200,000      42,154     102,823      93,315            0          26,504         464,796
Senior Vice                        2008     190,000      12,760      65,550     130,581       (3,163)         22,898         418,626
President, General Manager         2007     176,000     118,800      13,746     146,576       10,197          24,064         489,383
Technology

----------
(1) Under the Company's fiscal 2009 individual management incentive plan (collectively, the "Bonus Plan"), the Named Executives are entitled to an incentive bonus based upon corporate goals measured against pre-established targeted goals. The number reflected in this column is the actual amount paid to the Named Executives based upon the Company's performance during fiscal year 2009. The maximum and target amounts of the Bonus opportunities in fiscal year 2009 are set forth in the Grants of Plan Based Awards Table on page 28.

(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnotes 12 and 13 to the Company's audited financial statements included in the Company's Annual Reports on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Named Executives.

                                     (footnotes continued on the following page)

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the respective fiscal years included in the Company's Annual Reports on Form 10-K. These amounts reflect the Company's accounting expense for these option awards and do not correspond to the actual value that may be recognized by its Named Executives.

(4) The amounts in this column reflect the aggregate change in the actuarial present value of the Named Executive's accumulated benefit under the Anaren Microwave, Inc. Pension Plan and the Anaren, Inc. Deferred Compensation Plan. Each named executive, other than Mr. Gerst, in fiscal year 2009 incurred a loss in their respective deferred compensation accounts greater than the positive change in their Pension Plan value and for this reason there is zero dollars recorded. Mr. Gerst's change in Pension Plan value exceeded his loss and the difference is reflected in this column. No earnings are deemed above-market or preferential on compensation deferred under the Company's non-qualified Deferred Compensation Plan. All contributions to the Deferred Compensation Plan are invested in investment options selected by the Named Executive from the same array of options offered to employee participants in the Company's 401 K Plan.

(5) All Other Compensation consists of contributions by the Company to the Company's 401(k) Salary Savings Plan in the amount of $11,500 (FY 2009) $17,746 (FY 2008), $11,000 (FY 2007) for Mr. Sala, $10,750 (FY 2009), for
      Mr.  Blanton,  $11,500 (FY 2009),  $8,913 for Mr.  Gerst,  and $11,000 (FY
      2009),  $9,985 (FY 2008),  $12,419  (FY 2007) for Mr. Ross and $10,249 (FY
      2009), $9,099 (FY 2008), $11,000 (FY 2007) for Mr. Burdick;  contributions to a non-qualified deferred compensation plan covering the named executives in the amount of $22,000 (FY 2009) $20,000 (FY 2008), $18,500
      (FY 2007) for Mr.  Sala,  $10,750  (FY 2009) for Mr.  Blanton,  $9,375 (FY
      2009) for Mr. Gerst, $11,000 (FY 2009) $10,000 (FY 2008), $9,200 (FY 2007)
      for Mr. Ross,  and $10,000 (FY 2009),  $9,200 (FY 2008),  $8,800 (FY 2007)
      for Mr. Burdick; premiums for additional disability insurance in the amount of $12,184 (FY 2009), $15,486 (FY 2008), $15,247 (FY 2007) for Mr.
      Sala, $6,431 (FY 2009),  $5,525 (FY 2008),  $5,512 (FY 2007) for Mr. Ross,
      and $6,255 (FY 2009),  $4,299 (FY 2008), $4,264 (FY 2007) for Mr. Burdick,
      and reimbursement for premiums on life insurance policies owned by Mr. Sala in the amount of $13,238 (FY 2009) (FY 2008), $13,321 (FY 2007) and
      $23,110 for Mr. Mr. Gerst.

Grants of Plan-Based Awards

      We have provided the following Grants of Plan-Based Awards Table to provide additional information about stock and option awards and non-equity incentive plan awards granted to our Named Executives during the year ended June 30, 2009. All stock option and restricted share awards were made under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan, as amended.

                                                                 All Other       All Other
                                             Estimated             Stock          Options                   Grant
                                           Future Payouts          Awards:        Awards:     Exercise    Date Fair
                                          Under Non-Equity        Number of      Number of     or Base    Value of
                                          Bonus Plan Awards       Shares of     Securities    Price of    Stock and
                                        ---------------------     Stock or      Underlying     Option      Option
                             Grant       Target      Maximum       Units         Options       Awards      Awards
Name                          Date         ($)       ($)(1)       (#)(2)           (#)         ($/Sh)      ($)(3)
----                         -----      --------    --------     ----------     ----------    --------    ---------
Lawrence A. Sala .......    8/13/08     $440,000    $660,000       62,346              0         9.09      $566,725
-------------------------------------------------------------------------------------------------------------------
George A. Blanton ......    8/13/08     $107,500    $161,250       14,191              0         9.09      $128,996
-------------------------------------------------------------------------------------------------------------------
Carl W. Gerst ..........    8/13/08         $  0        $  0        9,963              0         9.09      $ 90,564
-------------------------------------------------------------------------------------------------------------------
Timothy P. Ross ........    8/13/08     $110,000    $165,000       19,483              0         9.09      $177,100
-------------------------------------------------------------------------------------------------------------------
Mark P. Burdick ........    8/13/08     $100,000    $150,000       15,941              0         9.09      $144,903

----------
(1) Under the Bonus Plan, each Named Executive has a "target" bonus opportunity in an amount equal to a specified percentage of his salary. In the case of truly exceptional performance by an officer, the Compensation Committee may exercise its discretion to recommend to the Board to increase a bonus payment to that officer by up to fifty percent. The Compensation Committee did not recommend any additional bonus payments for fiscal year 2009. See pages 18-20 for a detailed discussion of the Bonus Plan payments granted to each of the Named Executives.

(2) Sixty-five percent of the restricted stock granted to the Named Executives on August 13, 2008 is subject to forfeiture until the fourth anniversary of the date of grant, and the remaining thirty-five percent until the third anniversary of the date of grant.

(3) During the applicable vesting period, the Named Executive has all of the rights of a Shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares may not be sold, exchanged or otherwise transferred.

Outstanding Equity Awards at 2009 Fiscal Year-End

      We have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards held by our Named Executives which are outstanding as of June 30, 2009.

                                              Option Awards                                           Stock Awards
                         ------------------------------------------------------    -------------------------------------------------
                                                                                                                             Equity
                                                                                                                             Bonus
                                                                                                               Equity        Plan
                                                                                                                Bonus       Awards:
                                                                                                                Plan        Market
                                                                                                               Awards:     or Payout
                          Number of       Number of                                  Number      Market       Number of    Value of
                         Securities      Securities                                of Shares    Values of     Unearned     Unearned
                         Underlying      Underlying                                   That        Shares        Shares       Shares
                         Unexercised     Unexercised       Option                     Have         That          That         That
                           Options         Options        Exercise     Option          Not       Have Not      Have Not     Have Not
                             (#)             (#)           Price     Expiration      Vested       Vested        Vested       Vested
Name                     Exercisable    Unexercisable        ($)        Date         (#)(1)       ($)(2)        (#)(3)       ($)(2)
----                     -----------    -------------    --------    ----------    ---------    ----------    ---------    ---------
Lawrence A. Sala ....     126,422(4)           --        $12.4165    11/01/2009    (a)13,768    $1,920,119
                           45,000(4)           --           19.21     7/15/2011    (b)24,290                    19,444     $343,770
                           50,000(4)           --           15.00    11/01/2011    (c)27,107
                           40,000(4)           --            9.51    11/10/2012    (d)35,239
                           50,000(4)           --           14.73    11/05/2013    (e)8,200
                           48,000(4)       12,000           12.05     8/29/2014
                           32,400(4)       21,600           14.05     8/09/2015
                            9,800(4)       14,700           19.56     8/09/2016
------------------------------------------------------------------------------------------------------------------------------------
George A. Blanton ...           0              0                                    16,169        $285,868       14,191    $250,897
------------------------------------------------------------------------------------------------------------------------------------
Carl W. Gerst .......      12,000(4)           --          $19.21     7/15/2011    (a)2,689       $351,761
                           20,000(4)           --           15.00    11/01/2011    (b)4,744                       2,500     $35,360
                           20,000(4)           --            9.51    11/10/2012    (c)4,332
                           20,000(4)           --           14.73    11/05/2013    (d)5,631
                           16,000(4)        4,000           12.05     8/29/2014    (e)2,500
                           10,800(4)        7,200           14.05     8/09/2015
                            2,600(4)        3,900           19.56     8/09/2016
------------------------------------------------------------------------------------------------------------------------------------
Timothy P. Ross .....       1,200(4)           --          $19.21     7/15/2011    (a)3,872       $577,906
                            3,000(4)           --           15.00    11/01/2011    (b)6,832                       9,667    $170,913
                            8,000(4)           --            9.51    11/10/2002    (c)8,471
                           12,000(4)           --           14.73    11/05/2013    (d)11,012
                           12,000(4)        4,000           12.05     8/29/2014    (e)2,500
                           10,800(4)        7,200           14.05     8/09/2015
                            3,000(4)        4,500           19.56     8/09/2016
------------------------------------------------------------------------------------------------------------------------------------
Mark P. Burdick .....       6,000(4)           --          $19.21     7/15/2011    (a)3,679       $502,289
                           15,000(4)           --           15.00    11/01/2011    (b)6,490                       9,111    $161,082
                           20,000(4)           --            9.51    11/10/2012    (c)6,931
                           20,000(4)           --           14.73    11/05/2013    (d)9,010
                           16,000(4)        4,000           12.05     8/29/2014    (e)2,300
                            9,000(4)        6,000           14.05     8/09/2015
                            2,720(4)        4,080           19.56     8/09/2016
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)(a) This restricted stock award was granted to the Named Executives on August 8, 2007 and represents 35 percent of the individual's Total
         Grant Opportunity and is subject to forfeiture until the third anniversary of the date of grant.

(1)(b) This restricted stock award was granted to the Named Executives on August 8, 2007 and represents 65 percent of the individual's Total Grant Opportunity and is subject to forfeiture until the fourth anniversary of the date of grant.

(1)(c) This restricted stock award was granted to the Named Executives on August 13, 2008 and represents 35 percent of the individual's Total Grant Opportunity and is subject to forfeiture until the third anniversary of the date of grant.

(1)(d) This restricted stock award was granted to the Named Executives on August 13, 2008 and represents 65 percent of the individual's Total Grant Opportunity and is subject to forfeiture until the fourth anniversary of the date of grant. See the "Equity Based Compensation" section of the CD&A for a detailed explanation of the Company's equity based compensation procedures and philosophy found on pages 20-23.

                                     (footnotes continued on the following page)

(1)(e) This restricted stock was granted to the Named Executives as of August 9, 2006 and is subject to forfeiture until the third anniversary of the date of grant.

(2) The values set forth in this column are based on the closing price of the Company's common stock as of June 30, 2009 ($17.68), as reported on Nasdaq.

(3) The restricted stock set forth in this column was granted to the Named Executives on May 17, 2006 and is subject to forfeiture until the latter of the third anniversary of the date of grant or the last day of the Company's single fiscal year during which the Company has both (A) net sales from operations of at least $250 million and (B) operating income of at least 12% of the net sales, excluding FAS 123R stock based expenses and any one-time extraordinary expenses.

(4) Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for the options expiring on November 10, 2009, the final portion of the award vested on November 10, 2004).

      The Company has provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by the Named Executives on option awards exercised and stock awards vested during the year ended June 30, 2009.

Option Exercises and Stock Vested In Fiscal 2009

                                                        Option Awards                            Stock Awards
                                          --------------------------------------    -------------------------------------
                                            Number of Shares      Value Realized     Number of Shares      Value Realized
                                          Acquired on Exercise      on Exercise     Acquired on Vesting      on Vesting
Name                                               (#)                ($)(1)                (#)                ($)(2)
----                                      --------------------    --------------    -------------------    --------------
Lawrence A. Sala.......................               0              $     0                 0                   $0
George A. Blanton......................               0                    0
Carl W. Gerst..........................          60,000               245,610                0                    0
Timothy P. Ross........................               0                     0                0                    0
Mark P. Burdick........................          16,000                47,256                0                    0

----------
(1) The value realized equals the fair market value of the shares on the date of exercise less the exercise price.

(2) None of the restricted stock granted to the Named Executives vested during fiscal 2009.

                            Retirement Plan Benefits

Pension Plan

      The Company maintains a non-contributory Pension Plan for the benefit of all employees over the age of 21 who have completed one year of service and were hired on or before August 15, 2000. Effective August 15, 2000, the Company amended the Pension Plan, and as a result, employees hired or rehired by the Company after August 15, 2000 are not eligible to participate in or to accrue benefits under the Pension Plan. The Company pays all amounts required to provide retirement income benefits. The Pension Plan provides fixed benefits to be paid upon retirement at a specific age. Pension expense, including amortization of prior service cost over 30 years, was $277,000 for fiscal 2009.

      The table below shows the present value of accumulated benefits payable to Named Executives, including the number of years of service credited to each such Named Executive under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company's audited financial statements for fiscal year ended June 30, 2009. Employees who have attained at least twelve years of service and are at least 55 years of age can retire and receive a proportionately reduced benefit.

      Under the Internal Revenue Code, the maximum annual benefit payable at age 65 is $195,000 for 2009. The maximum compensation that could be considered for all participants, including Messrs. Sala, Gerst, Burdick, Ross and Thygesen, is $245,000 for 2009. These benefit and compensation limits are indexed to increases in the Consumer Price Index.

      The credited years of service as of June 30, 2009 under the Pension Plan for each of Messrs. Sala, Gerst, Burdick, and Ross, are 25, 42, 29, 27, respectively.

Pension Benefits Table In Fiscal 2009

                                                                      Number of      Present Value of
                                                                   Years Credited       Accumulated       Payments During
                                                                       Service            Benefit         Last Fiscal Year
Name                                    Plan Name                        (#)                ($)                 ($)
----                                    ---------                  --------------       -----------       ---------------
Lawrence A. Sala .......    Anaren Microwave, Inc. Pension Plan          25              $ 74,735                $0
Carl W. Gerst ..........    Anaren Microwave, Inc. Pension Plan          42               846,884                 0
Mark P. Burdick ........    Anaren Microwave, Inc. Pension Plan          29                94,670                 0
Timothy P. Ross ........    Anaren Microwave, Inc. Pension Plan          27                88,004                 0

Nonqualified Deferred Compensation

      The following table shows the executive contribution, the Company's contributions, earnings and account balances for the Named Executives in the Deferred Compensation Plan for the fiscal year ended June 30, 2009.

                        Nonqualifed Deferred Compensation

                                             Executive         Registrant           Aggregate           Aggregate         Aggregate
                                           Contributions      Contributions      Earnings (loss)       Withdrawals/        Balance
                                            in Last FY         in Last FY          in Last FY         Distributions      at Last FYE
Name                                          ($)(1)             ($)(2)               ($)(3)               ($)                ($)
----                                       -------------      -------------      ---------------      -------------      -----------
Lawrence A. Sala ....................         $    0             $22,000            $(42,622)              $0              $156,567
George A. Blanton ...................              0              10,750                (200)               0                10,550
Carl W. Gerst .......................              0               9,750             (22,101)               0               183,069
Timothy P. Ross .....................              0              11,000             (25,865)               0                74,089
Mark P. Burdick .....................          7,750              10,000             (43,936)               0               139,824

----------
(1) The amount in this column was also reported as "Salary" in the Summary Compensation Table on page 26.

(2) The amount in this column was also reported in the column entitled "All Other Compensation" in the Summary Compensation Table.

(3) The amount in this column was not reported in the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table as it was a loss for the fiscal year.

Potential Payment on Termination or Change of Control

      The Company has entered into agreements that provide severance benefits to the Named Executives upon termination of their employment under certain circumstances. The following tables describe the potential payments and benefits to which the Named Executives would be entitled upon termination of employment pursuant to the respective Employment Agreement or Change of Control Agreement assuming a June 30, 2009 termination date under such agreement.

      The amounts shown in the tables below do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. These include:

      o     Accrued salary and vacation pay;

      o     Regular pension benefits under the Company's Pension Plan; and

      o     Distribution of plan balances under the Company's 401(k) Plan.

      Under the terms of Mr. Sala's Employment Agreement, he is entitled to post-termination payments in the event that he is no longer employed by the Company because of non-renewal of his Employment Agreement at the expiration of its term, involuntary termination without cause, voluntary termination with good reason, change of control, death, or disability. The triggers for post-termination payments by the Company or its successor under Mr. Sala's Employment Agreement are set forth in the description of the Employment Agreement on pages 32-35.

                                           Voluntary       Involuntary
                                          Termination      Termination      Voluntary
            Benefit and                  or Nonrenewal     for Reasons     Termination
           Payment Upon                     at end          other than       for Good         Change of
            Separation                     of Term            Cause           Reason           Control       Disability      Death
            ----------                   -------------    -------------    -------------    -------------    ----------   ----------
Severance Payment* ..................    $1,320,000(1)    $1,320,000(2)    $1,320,000(3)    $1,320,000(4)   $        0    $  220,000
Consulting Fees .....................             0                0                0          400,000(5)            0             0
Job Assistance ......................             0           15,000(6)        15,000(6)             0               0             0
Management Incentive Payment(7) .....       660,000          660,000          660,000          660,000         220,000       440,000
Tax Gross-Up Payment ............. ..             0                0                0            4,800(8)            0             0
Company Funded Disability ...........             0                0                0                0         220,007(9)          0
Acceleration of Stock Options(10) ...       145,968          145,968          145,968          145,968         145,968       145,968
Restricted Stock(11) ................     2,263,889        2,263,889        2,263,889        2,263,889       2,263,889     2,263,889
Continuation of Medical/Welfare
  Benefits (present value) ..........        34,500           34,500           34,500           11,500               0             0
Nonqualified Deferred
  Compensation ......................       156,557          156,557          156,557          156,557         156,557       156,557
Total Termination Benefits ..........     4,580,914        4,595,914        4,595,914        4,962,714       3,006,421     3,226,414

----------
* Pursuant to the terms of Amendment III to Mr. Gerst's Employment Agreement, he received his full severance payment during fiscal 2009 and is therefore not entitled to any additional severance payments.

(1) Pursuant to the Employment Agreement, upon non-renewal of Mr. Sala's Employment Agreement at the end of its term, Mr. Sala would be entitled to severance pay equal to three times his base salary at the time of termination plus fifty percent of the amount of the base salary calculation. Payments required pursuant to the preceding sentence shall be paid in three substantially equal installments, with the first installment paid 180 days following the date Mr. Sala's employment ends, and with the second and third installments paid on the last business day of the ninth and twelfth calendar month, respectively, following the date Mr. Sala's employment ends. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term, provided he pays 100% of the applicable premiums.

(2) In the event the Company terminates Mr. Sala for reasons other than cause (as such term in defined the Employment Agreement) the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's various insurance benefit plans as described in footnote 1 above medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term provided he pays 100% of the applicable premiums.

(3) In the event Mr. Sala voluntarily terminates his employment for good reason (as the term is defined in the Employment Agreement), the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term.

                                     (footnotes continued on the following page)

(4) In the event Mr. Sala's employment is terminated within two years after a "change of control" (as such term is defined in the Employment Agreement), Mr. Sala shall receive the payments set forth in this column. If any portion of the amounts paid to, or value received by Mr. Sala following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, Mr. Sala shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment".

(5) The Company shall offer to retain Mr. Sala's services, on an independent contractor basis, as a consultant to the Company for a period of 12 months at an annual consulting fee rate equal to his base salary in effect at the time of termination. Furthermore, the Company shall provide Mr. Sala with fringe benefits, or the cash equivalent of such benefits, identical to those currently provided for the period during which Mr. Sala is retained as a consultant.

(6)   Mr.  Sala  is  entitled   to  receive   $15,000  to  retain   professional
      outplacement services through a company of Mr. Sala's choice.

(7) The amount set forth in this row assumes that Mr. Sala was paid the 2009 Management Incentive Payment as set forth in the Summary Compensation Table.

(8) To the extent the fringe benefits provided during the consulting period are deemed taxable benefits, the Company shall reimburse Mr. Sala for taxes owed by him on such benefits and tax reimbursement.

(9) During the Disability Period, Mr. Sala shall be entitled to 100% of his base salary pursuant to the Company's short term disability policy (and supplemented, if necessary, by Mr. Sala's accrued but unused sick leave), reduced by any other benefits to which Mr. Sala may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under New York's Workers' Compensation law.

(10) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by Mr. Sala that is not exercisable or that has not been fully exercised, so as to permit Mr. Sala (or his beneficiary) to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The value (based on the closing market price of the Company's common stock on June 30, 2009 minus the option exercise price) of unvested outstanding stock options that would have been vested upon a change of control of the Company.

(11) The Company shall also waive all restrictions on any stock granted to Mr. Sala so as to permit Mr. Sala to dispose of any restricted stock previously granted to him. Upon the occurrence of a Change of Control the amount indicated represents the value (based on the closing price of $17.68 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 30, 2009).

      In addition to the amounts set forth in the chart above, in the event of an involuntary termination without cause, voluntary termination with good reason, or a change of control, Mr. Sala is entitled to receive the difference between the total purchase price (plus capital improvements) paid by Mr. Sala for his home in the Syracuse area and the proceeds of the sale of such home following the termination of his employment if Mr. Sala elects to move outside of the metropolitan Syracuse area in order to find new employment. In order to receive any payment, Mr. Sala must establish to the satisfaction of the Board that he is unable despite reasonable efforts to sell the home within one year from the date of termination for a sum equal or greater to the purchase price (plus capital improvements) or, in lieu thereof, the Company may purchase the home for a sum equal to the price Mr. Sala paid for it (plus capital improvements). It is not possible at this time for the Company to determine the cost associated with this relocation expense.

      Except as required in the course of his employment, Mr. Sala's Employment Agreement prohibits Mr. Sala, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of Mr. Sala's employment by the Company. Mr. Sala's Employment Agreement also contains a covenant not to compete that prohibits Mr. Sala from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 36 month period following the termination of his employment. Mr. Sala's ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from Mr. Sala immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, George A. Blanton, Amy Tewksbury and Joseph E. Porcello. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, and Thygesen and Amy Tewksbury, which replaced their individual change of control agreements which expired on June 30, 2006. The Company also entered into a Change of Control Agreement dated September 22, 2008 with George Blanton the Company's CFO. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" (as such term is defined in the agreement) within one year following a "change of control", (as the term is defined in the Agreement), the Company must pay the employee a severance benefit equal to 200% of his or her base annual salary if the employee has 20 or more years of service with the Company or a severance benefit equal to 100% of his or her base salary if the employee has less than 20 years of service, plus the incentive bonus paid to the employee in the two years prior to the change of control. Payments under the respective Change of Control Agreements shall be made in substantially equal installments over a 24 month period and commence with the Company's first regular payroll following such executive's termination of employment, unless such executive is a "specified employee" (as defined in Section 409A of the Internal Revenue Code), in which case payments shall not commence until the first day of the first month that begins 180 days after the executive's termination of employment. If the executive dies prior to receiving all of the payments due under the Change of Control Agreement, then any unpaid amounts will be paid to such Named Executive's designated beneficiary. Also, if the executive becomes re-employed at any time during the first 12 month period, in which severance payments are made, the Company shall have no further obligation after the 12 month period has expired. If the executive becomes employed after the 12 month period, but before expiration of the 24 month period, all severance payments and insurance benefits will cease upon commencement of the executives new employment. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

                                                                                                  Acceleration and
                                                                                                   Continuation of
                                                                                                    Equity Awards
                                                                                                  (unamortized as
                                                                     Continuation                    of 6/30/09)(2)
                                       Expected                       of Medical/       -------------------------------------
                                      Change of     Nonqualified        Welfare                                     Total
                                       Control        Deferred          Benefits        Restricted               Termination
                                      Payment(1)    Compensation    (present value)       Stock       Options     Benefits(3)
                                      ----------    ------------    ---------------     ----------    -------    ------------
George A. Blanton
o Involuntary or good reason
  termination after COC ..........    $475,315        $10,549           $22,000           536,765     $     0     $1,044,629
Timothy P. Ross
o Involuntary or good reason
  termination after COC ..........     499,801         74,089            22,000           797,475           0      1,393,365
Mark P. Burdick
o Involuntary or good reason
  termination after COC ..........     454,914         75,420            22,000           707,671           0      1,260,005

----------
(1) The amounts set forth in this column reflect 200% of the executive's base salary plus an amount equal to the sum of the previous two years' management incentive bonus payments earned by the executive.

(2) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by the executive that is not exercisable or that has not been fully exercised, so as to permit the executive to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The Company shall also waive all restrictions on any stock granted to him so as to permit the executive to dispose of any restricted stock previously granted to him. The amount indicated represents the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of June 30, 2009 (based on the closing price of $17.68 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 30, 2009).

(3) In the event the executive's employment is terminated within one year after a change of control (as such term is defined in the Change of Control Agreement), the executive shall receive the payments set forth above. If any portion of the amounts paid to, or value received by the executive following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, the executive shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment."

      Except as required in the course of an executive officer's employment, the Change of Control Agreement prohibits each executive, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of such executive's employment by the Company. The agreements also contain a covenant not to compete that prohibits each executive from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 24 month period following the termination of his employment. The executive's ownership of not more than 5% of the voting stock of any publicly held corporation will not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from such executive immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

Certain Agreements with Directors and Executive Officers

      Employment Agreement with Lawrence A. Sala. Effective July 1, 2006, the Company entered into an employment agreement with Mr. Sala. The agreement, which replaced Mr. Sala's prior agreement dated July 1, 2001, provides for Mr. Sala's continued employment as President and Chief Executive Officer through June 30, 2011 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $350,000 or such greater amount as the Board of Directors may determine, plus annual incentive bonus opportunity pursuant to the Incentive Plan and participation in certain insurance plans.

      The agreement terminates automatically in the event of Mr. Sala's death and the Company may terminate the agreement upon Mr. Sala's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Sala's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 26 weeks, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Sala's employment with the Company is terminated by the Company for reasons other than for cause, death or disability, or by Mr. Sala for "good reason" (as defined in the agreement), the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments. The Company must also defray certain costs associated with obtaining new employment and relocation in connection with such termination.

      In addition, if the termination occurs as a result of a "change of control," the Company must pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments and offer to retain Mr. Sala as an independent contractor consultant for a period of 12 months at an annual consulting fee equivalent to his base salary as in effect on the date of termination, with fringe benefits during the 12 month consulting period, and must treat as immediately exercisable and disposable all unexpired stock options and shares of restricted stock previously granted to him by the Company. Pursuant to the Employment Agreement, a "change of control" shall be deemed to have occurred if:

      (i)   any "person"  including a "group" as determined  in accordance  with
            Section 13D(3) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

      (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination the persons who are directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

      (iii) the Company is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act or (B) any party to the merger or consolidation;

      (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

      (v) The Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

      In the event that Mr. Sala's employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonuses, and permit Mr. Sala to continue to participate in the Company's various insurance benefits plans, as if he remained an active employee of the Company.

      Employment Agreement with Carl W. Gerst, Jr. The Company had previously entered into an employment agreement dated February 14, 2004 with Carl W. Gerst, Jr., Chief Technical Officer and Vice Chairman of the Board of the Company, providing for Mr. Gerst employment through June 30, 2007. On May 16, 2007, the Compensation Committee recommended, and the Board of Directors approved an Amendment to Mr. Gerst's agreement which continued the agreement, as originally written, through and including June 30, 2008. On May 14, 2008, the Compensation Committee recommended, and the Board approved Amendment II to Mr. Gerst's original Employment Agreement, which extended the term of Mr. Gerst's employment as a full time employee through June 30, 2009, reduced his salary to $187,500 commensurate with a 25% reduction in work hours, permitted Mr. Gerst to receive severance payments in fiscal year 2009 provided in his original Employment Agreement, and eliminated the Company's prior obligation under Amendment I to make up any lost life insurance benefits in the event Mr. Gerst deceased during the term of the Amendment. In January, 2009, pursuant to Amendment II, the Company paid Mr. Gerst all severance payments owed totaling $683,794. On December 30, 2008, the Board approved Amendment III of Mr. Gerst's Employment Agreement for the purpose of establishing a date for the Company to pay Mr. Gerst severance payments owed to Mr. Gerst pursuant to the original employment agreement and complying with the requirements of Section 409A of the Internal Revenue Code. The Amendment generally affected the timing, but not the amount of compensation and benefits that may be received by Mr. Gerst pursuant to the Employment Agreement, and additionally implemented other related technical changes. On May 13, 2009, Amendment IV of Mr. Gerst's employment agreement was approved by the Compensation Committee and the Board to extend the term of Mr. Gerst's employment as a full time employee through June 30, 2010. All other terms of the original employment agreement that were in effect at the time of the amendment remained unchanged.

      The agreement terminates automatically in the event of Mr. Gerst's death and the Company may terminate the agreement upon Mr. Gerst's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Gerst's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 90 days, and if termination is due to death or disability; the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Gerst's employment with the Company is terminated by the Company other than for cause, death or disability, by Mr. Gerst for "good reason" (as defined in the agreement), or due to a "change of control" (as defined above), the Company must treat as immediately exercisable all unexpired stock options previously granted to him by the Company.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello, George A. Blanton and Amy Tewksbury. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, Porcello and Thygesen and Amy Tewksbury, which replaced their individual change of control agreements which expired on June 30, 2006. The Company entered into a similar Change of Control Agreement with Mr. Blanton dated September 22, 2008. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" (as such term is defined in the agreement) within one year following a "change of control" (as defined above), the Company must pay the employee a severance benefit equal to 200% of his or her base annual salary if the employee has 20 or more years of service with the Company or a severance benefit equal to 100% of his or her base salary if the employee has less than 20 years of service, plus the incentive bonus paid to the employee in the two years prior to the change of control. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

                                    ITEM TWO

                            APPROVAL OF AMENDMENT OF
                   2004 COMPREHENSIVE LONG TERM INCENTIVE PLAN

      The Company's 2004 Comprehensive Long Term Incentive Plan (the "Plan") was initially approved by the Company's Shareholders in 2004. In 2006, a Plan
Amendment was passed by the Board and subsequently approved by the Company's shareholders. The purpose of the Incentive Plan is to enable the Company to attract, retain and reward talented officers, key employees, other Company employees, and Directors through the use of performance based incentives. To the extent that such persons have an equity interest in the Company, the interests of such persons will be more closely associated with the interests of Shareholders. Further, equity-based incentives can be used to reinforce the relationship between Shareholder gains and compensation.

      The Board of directors has approved the amendment of the Plan as described more fully below, subject to approval by the latest Shareholders at the Meeting. The following is a summary of the Incentive Plan as in effect prior to the proposed amendment, together with a summary of the amendment. These summaries are qualified in their entirety by reference to the specific provisions of the Plan, the full text of which, after giving effect to the proposed audit, can be obtained by submitting a written request to the Company at 6635 Kirkville Road, East Syracuse, New York 13057.

General Features of the Plan

      The Plan empowers the Company to grant to eligible participants, from time to time, various types of equity based awards, including but not necessarily limited to (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory Stock Options, (iii) Stock Appreciation Rights ("SARs"), (iv) Restricted Stock, and (v) Performance Shares and Performance Units, and any combination of such awards. The Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan. The term of the Plan will expire on October 31, 2014 if not earlier terminated by the Board.

      The Plan is administered by the full Board of Directors or by the Compensation Committee of the Board, which shall consist of at least three members of the Board, each of whom (i) qualified as a "non-employee director" as defined by Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, and (ii) qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code.

      Officers, key employees, other company employees and Directors are eligible to participate in the Plan. Participants, who may receive awards under the Plan, are selected by the Compensation Committee based upon such factors as past and potential contributions to the success, profitability, and growth of the Company.

      Except to the extent provided by the Compensation Committee at the time an award is made, no award granted under the Plan, and no right or interest therein, shall be assignable or transferable by a participant other than by will or by the laws of descent and distribution. The Board may amend or terminate the Plan at any time, provided that any amendment which must be approved by the Shareholders pursuant to applicable law or listing standards shall not be effective unless and until such approval has been obtained.

The following describes the various types of awards available under the plan:

      Stock Options. Options granted under the Plan may be designed as either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code or Non-Statutory Stock Options. The exercise price of an option shall be at least 100% of the fair market value of the underlying Common Stock on the date of grant (or 110% of such value in the case of Incentive Stock Options granted to any individual who is a 10% Shareholder of the Company). The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by an optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000. Stock options shall be exercisable for such period, or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee. Unless otherwise determined by the Committee (i) Incentive Stock Options granted to persons considered "key employees" shall become exercisable in five equal annual installments beginning on the first anniversary of the date of grant, (ii) Incentive Stock Options granted to persons other than "key employees" shall become exercisable on the third anniversary of the date of grant, and (iii) Non-Statutory Stock Options shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Grants may specify individual or company performance goals that must be achieved as a condition to exercise of the option. The committee shall have the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable.

      Stock options shall be exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash or by check or other arrangement acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock (at the fair market value thereof on the date of exercise), or (iii) by a combination of such methods of payment.

      Stock Appreciation Rights. The Compensation Committee may also grant SARs, which represent the right receive from the Company an amount in cash or stock (valued at fair market value), determined by the Committee and expressed as a percentage (not exceeding 100%) of the different between the base price established for the SARs and the market value for the underlying shares on the payment date. Each SAR must have a base price that is not less than the fair market value for the underlying shares on the date of grant and must specify the period continuous employment (if any) that is necessary before the SAR becomes exercisable. SARs many also specify individual or Company performance goals that must be achieved as a condition to the exercise of the SAR. SARs may be granted on a stand-along basis or in connection with option rights (in which case they may require the surrender and voluntary cancellation of all or a portion of the option right in exchange for the consideration described above).

      Restricted Stock. The Plan authorizes the Compensation Committee to award Restricted Stock, consisting of a specified number of shares of Common Stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time (not less than 36 months from the date of grant, as the Committee may determine. Restricted stock may be subject to individual or Company performance goals that, if achieved, will result in termination or early termination of the restrictions applicable to the shares. A participant may vote, and prior to giving effect to the proposed amendment may receive dividends on, the shares of Restricted Stock awarded, buy may not sell, assign, transfer, pledge, or otherwise encumber such shares of Restricted Stock during the forfeiture period. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the time at which any or all restrictions applying the Restricted Stock shall lapse.

      Performance Shares/Performance Units. The Plan authorizes the Compensation Committee to make awards of Performance Shares or Performance Units that become payable, in cash or stock (values at fair market value), to a participant upon achievement of specified objectives and/or satisfaction of vesting periods. A Performance Unit is the equivalent of $1.00, and a Performance Share is the equivalent of one share of Common Stock (which may appreciate in value based on the value of the stock). Unless otherwise provided by the Committee, (or in connection with a change of control or in the discretion of the Committee upon involuntary termination of employment without cause, death, disability, retirement, hardship or other special circumstances), such awards may not be payable prior to the third anniversary of the date of grant. Performance units and shares may be subject to individual or Company performance goals that must be met within a specified period.

      Other Awards. The Plan authorizes the Compensation Committee to make other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, ore related to, the Common Stock. In addition, cash awards, as an element of or supplement to any other award granted under the Plan, may also granted. Shares may also be granted as a bonus or in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensation arrangements.

Federal Income Tax consequences

      The anticipated federal income tax consequences relating to the different types of awards under the plan are as described below.

      Upon Grant of Options and SARs. An optionee will not recognize any taxable income at the time a stock option or SRA is granted and the Company will be entitled to a federal income tax deduction at that time.

      Upon Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option as the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purpose of the federal "alternative minimum" tax at the date of exercise. If the optionee holds the shares for the greater of two years after the ate the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchase at a time of exercise over the aggregate option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" (i.e., the excess of the fair market value of the shares on the date of disposition over the fair market value of the shares on the date of exercise) will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

      Upon Exercise of Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

      Upon Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired, and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income that he or she recognized. Upon any subsequent disposition of acquired shares, any gain or loss realized will be a capital gain or loss.

      Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of the fair market value of the shares as of the date the restrictions on the shares lapse or are removed over the amount paid, if any, by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such participant's income.

      Performance Units/Performance Shares. No income will be recognized upon the grant of Performance Units or Performance Shares. Upon earn-out of Performance Units or Performance Shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received, and the Company will be entitled to a corresponding federal income tax deduction.

Change of Control Provisions

      In the event of a change of control (as defined in the Plan), unless the Compensation Committee otherwise elects, all vested options and associated SARs shall remain exercisable until expiration of their stated term and shall be cashed out, converted to options and associated SARs of the acquiring entity, assumed by the acquiring entity or otherwise disposed of in the manner provided in any shareholder-approved agreement or plan governing or providing for the change of control; provided that any such cash-out, conversion, assumption or disposition shall not deprive the option holder of the inherent value of his or her options, measured solely by the excess of the fair market value of the underlying option shares immediately prior to the change of control over the exercise price. In the absence of such governing provisions in a change of control agreement, the Committee, in its sole discretion, may on a case-by-case basis require any vested exercisable options and associated SARs that remain outstanding upon a change of control to be cashed out and terminated in exchange for a lump sum cash payment, shares of the acquiring entity or a combination thereof equal in value to the value of the option, measured in the manner described above, immediately prior to the change of control. Any non-vested options and associated SARs and shares of restricted stock that are not then vested shall continue in accordance with the terms of the grant agreements. SARs (other than SARs subject to the provisions described above), Performance Shares and Performance Units shall, to the extent exercisable at the time of the change of control, remain exercisable until expiration and shall, if not vested at the time of the change of control, continue in accordance with the terms of the grant agreement.

      In the event of (A) an involuntary termination of a participant's employment with the Company within 12 months after a change of control for any reason other than cause, death, disability or retirement, or (B) the participant's voluntary resignation within such period upon a reasonable determination (as defined in the Plan) that there has been (1) a significant change in the nature or scope the participant's authority, powers, functions or duties attached to his or her position (or, as a result of the change of control and a change in circumstances thereafter, he or she is unable to exercise such authority, powers, functions or duties), (2) a material reduction in the participant's total compensation, or (3) a significant change in the location where the participant is required to perform services, each unexpired option and SAR shall become exercisable, all restrictions on Restricted Stock shall lapse, and all management objectives and/or vesting requirements of all Performance Shares, Performance Units and other awards shall be deemed to have been fully earned and/or satisfied.

Plan Status

      As of September 11, 2009, 418,495 shares of Common Stock are available for issuance under the Plan which represent common stock previously authorized by the Shareholders. Of the 418,495 shares, 86,906 are available for issuance of awards other than Incentive Stock Options and Non Statutory Stock Options. Since September of 2006, the Compensation Committee and the full Board have elected to issue only stock awards, subject to various performance and time restrictions. The Compensation Committee and the full Board currently believe issuance of stock options is not in the best interest of the Company as the Compensation Committee and Board continue their efforts to more closely align compensation to corporate performance, and to control equity based expense.

      As of June 30, 2009, there were 1,869,000 stock options granted and outstanding under the Plan with a weighted average remaining life of 3.31 years and an average exercise price of $17.45. Of the number of options outstanding at June 30, 2009, 1,596,000 were exercisable and 273,000 had not yet vested. Additionally, at June 30, 2009, there were 710,000 unvested restricted shares granted and outstanding under the Plan.

Proposed Amendment to the Plan

      The proposed amendment would modify the Plan to:

      (i) Increase the total number of shares of Common Stock with respect to which awards may be granted under the Plan after November 4, 2009 to a total of 1,318,495 shares, which equals the sum of the number of shares available for awards under the Plan as of September 11, 2009 plus 900,000 additional shares to be made available for awards that may be granted on or after November 4, 2009, and

      (ii) Provided that all available shares of Common Stock are available for all types of grants under the Plan, subject to the per person, annual and appropriate limits imposed in the Plan, and

      (iii) Reduce from 36 months to 12 months the minimum forfeiture period for Restricted Stock Awards and Restricted Stock Unit Awards granted to Directors.

Awards Under the Plan

      Set forth in the table below are the number of award grants under the Plan to each of the Named Executives and certain groups of participants during the Company's last completed fiscal year. Because benefits under the Plan will depend on the Compensation Committee's exercise of its discretion as administrator and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by specific individuals if the proposed amendment is approved by the Shareholders.

                                                         Shares of
           Name And Position                         Restricted Stock
           -----------------                         ----------------
           Lawrence A. Sala .......................        62,346
           George A. Blanton ......................        14,191
           Carl W. Gerst, Jr. .....................         9,963
           Timothy P. Ross ........................        19,483
           Mark P. Burdick ........................        15,941
           Executive Group ........................       143,498
           Non-Executive Director Group ...........        34,650
           Non-Executive Officer Employee Group ...       181,434

Vote Required for Approval

      The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is required for approval of the proposed amendment to the Plan.

      The Board of Directors recommends that Shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless Shareholders specify otherwise.

                                   ITEM THREE

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      During the fiscal year ended June 30, 2009, the firm of Deloitte & Touche LLP ("Deloitte"), the Company's independent registered public accounting firm, was retained by the Audit Committee of the Board of Directors to perform the annual examination of the consolidated financial statements of the Company and its subsidiaries. The Audit Committee also retained Deloitte & Touche LLP to advise the Company in connection with various other matters as described below.

      The Audit Committee has appointed Deloitte to serve as the Company's independent registered public account firm for the fiscal year ending June 30, 2010, subject to ratification of the appointment by the Shareholders. Although Shareholder ratification is not required, the Board of Directors has determined that it would be desirable to request an expression from the Shareholders as to whether or not they concur in this appointment. Deloitte was initially engaged to be the Company's principal independent registered public accounting firm after completion of a request for proposal process in December 2008. Management considers Deloitte, to be well qualified to act in this capacity and therefore recommends that Shareholders vote in favor of ratification. It is anticipated that a representative of Deloitte will be present at the Meeting and will have an opportunity to make a statement and to answer questions of Shareholders.

Audit and Non-Audit Fees

      The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal year ended June 30, 2008 and by KPMG LLP and Deloitte & Touche LLP for the fiscal year ended June 30, 2009:

                                                   2008       2009
                                                   ----       ----
            Audit Fees(1) ....................   $767,400   $457,582
            Audit-Related Fees(2) ............   $ 22,500   $      0
            Tax Fees(3) ......................   $131,000   $      0
            All Other Fees(4) ................   $ 95,000   $ 26,000

----------
(1)   For 2009,  includes  fees  attributable  to both KPMG LLP,  and Deloitte.

(2) Includes fees incurred in connection with audits of employee benefits plans in 2008.

(3)   Includes all  professional  tax  services  provided to the Company by KPMG
      LLP.

(4) Includes fees incurred in connection with the filing of the Company's Form S-8 Registration Statement on September 9, 2008, certain due diligence work performed by KPMG LLP in connection with the Company's acquisition of Unicircuit, Inc. and fees incurred due to the change of auditors.

      All services provided, or to be provided, by the Company's independent public accountants are subject to a pre-approval requirement of the Audit Committee. In accordance with the Company's Audit Committee Charter, the Audit Committee (or Audit Committee Chairperson as provided in the Charter) pre-approved all fees paid to the Company's auditors for fiscal years 2008 and 2009.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is responsible for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company, in addition to legal and regulatory compliance. The Committee is comprised of four Directors who, in the business judgment of the Board of Directors, are independent as defined by the rules of the Securities and Exchange Commission Sarbanes-Oxley Act of 2002 and by Marketplace Rule 4200 of the Nasdaq Stock Market. The Board of Directors has determined that all of the Committee members be able to read and understand fundamental financial statements and that the Committee's former chairman, Dale
F. Eck, and current chairperson, Ms. Patricia T. Civil in the opinion of the Committee and the Board, have the requisite experience to be designated as an "audit committee financial expert" as that term is defined by the rules of the Securities and Exchange Commission. The Audit Committee's responsibilities are fully described in its Charter. Each year, the Audit Committee conducts a review and reassesses the adequacy of the Committee's Charter to assure continuing compliance with the rules of the Securities and Exchange Commission, The Nasdaq Stock Market and related regulatory initiatives.

      The Audit Committee reports as follows:

Review of Audited Financial Statements with Management.

      The Audit Committee reviewed and discussed the Company's audited, consolidated financial statements as of and for the year ended June 30, 2009 and Management's Annual Report on Internal Control over Financial Reporting with the management of the Company. Management has the primary responsibility for the financial statements, and the Company's independent registered public accounting firm, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles. The discussions with management included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with the Company's senior management and independent registered public accounting firm the process for certifications by the Company's Chief Executive Officer, former Sr. Vice President of Finance, and Chief Financial Officer which are required by the rules of the Securities and Exchange Commission.

Review of Financial Statements and Other Matters with Independent Public Accounting Firm.

      The Audit Committee has discussed with Deloitte the audited consolidated financial statements and those matters required to be discussed by Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," as adopted by the Public Accounting Oversight Board including the review and approval, in advance, of all fees paid to the independent registered public accounting firm.

      Throughout the year, the Audit Committee monitored matters related to the independence of Deloitte. The Audit Committee obtained from Deloitte a formal written statement describing all relationships between Deloitte and the Company that might bear on its independence consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as adopted by the Public Accounting Oversight Board. In concluding that the independent registered public accounting firm is independent, the Committee concluded, among other things, that the non-audit services provided by Deloitte did not compromise its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted additional policies to ensure the independence of the independent registered public accounting firm, such as prior committee approval of non-audit services and rotation of the lead audit partner.

Recommendation that Financial Statements be Included in Annual Report.

      Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and the report on internal controls related to the financial reporting of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

                                 Audit Committee
                                Patricia T. Civil
                                   Dale F. Eck
                                 James G. Gould
                                 John L. Smucker

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended June 30, 2009, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2009.

Equity Compensation Plan Information

      The following table presents information as of June 30, 2009 about the Company's common stock that may be issued upon the exercise of options, warrants and rights under its 2004 Comprehensive Long Term Incentive Plan, as amended.

                                                   (a)                        (b)                          (c)
                                                                                                    Number of securities
                                                                                              remaining available for future
                                         Number of securities to       Weighted-average           issuance under equity
                                         be issued upon exercise      exercise price of            compensation  plans
                                         of  outstanding options,    outstanding options,    (excluding securities reflected
Plan category                              warrants and rights       warrants and rights             in column (a))
-------------                            ------------------------    --------------------    -------------------------------
Equity compensation plans
  approved by security holders .........         1,869,052                 $17.45                        420,347
Equity compensation plans not
  approved by security holders .........                --                     --                             --
Total ..................................         1,869,052                 $17.45                        420,347

                                  MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS

      In order for a Shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 2010 Annual Meeting of Shareholders, such proposal must be received by the Company by June 2, 2010 and must satisfy the conditions established by the SEC for such proposals in Rule 14a-8(a) under the Exchange Act.

      Matters which Shareholders wish to present for action at the 2010 Annual Meeting of Shareholders (other than proposals made in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company first sent its proxy materials for its immediately preceding annual meeting of shareholders, or, if the Company changes the date of the 2010 Annual Meeting by more than 30 days from the corresponding date for the 2009 Annual Meeting, a reasonable time before the Company mails its proxy materials.

                                             David M. Ferrara
                                             Secretary and General Counsel

Date:   September 23, 2009
        East Syracuse, New York

PROXY                               ANAREN, INC.                           PROXY

                               6635 Kirkville Road
                          East Syracuse, New York 13057

                              THIS IS YOUR PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANAREN, INC.

      The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Shareholders of Anaren, Inc. (the "Company") to be held at the DoubleTree Hotel Syracuse, located at 6301 State Route 298, E. Syracuse, New York on November 5, 2009 at 8:00 a.m., Eastern Standard Time and of the Proxy Statement in connection therewith and (2) appoints Lawrence A. Sala and David M. Ferrara and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value, of Anaren, Inc. held of record by the undersigned on September 11, 2009 at the Annual Meeting of Shareholders, or any adjournment thereof. If any nominee for Director should be unavailable to serve, it is intended that all of the shares will be voted for such substitute nominee as may be determined by the Board of Directors. The undersigned directs that this Proxy be voted as follows:

                (Continued and to be signed on the reverse side)

ITEM 1:       ELECTION OF DIRECTORS
                                                                       NOMINEES:

         ___      FOR all nominees                                     __       Carl W. Gerst, Jr.
         ___      WITHHOLD AUTHORITY for all nominees                  __       Dale F. Eck
         ___      FOR ALL EXCEPT                                       __       James G. Gould
                  (see instructions below)

                                                                       FOR        AGAINST        ABSTAIN
ITEM 2:       APPROVE THE AMENDMENT TO THE                             ___          ___            ___
              ANAREN, INC. 2004 COMPREHENSIVE
              LONG TERM INCENTIVE PLAN

ITEM 3:       RATIFICATION OF THE APPOINTMENT OF                       ___          ___            ___
              DELOITTE & TOUCHE LLP AS THE COMPANY'S
              INDEPENDENT REGISTERED PUBLIC
              ACCOUNTING FIRM

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSITIONS #1 AND #2 AND #3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                      __________________________________________
                                      Signature of Stockholder

                                      Date:_____________________________________

                                      __________________________________________
                                      Signature of Stockholder

                                      Date:_____________________________________

                                      Note:  Please sign exactly as your name or
                                      names  appear on this  Proxy.  When shares
                                      are held jointly, each holder should sign.
                                      When signing as  executor,  administrator,
                                      attorney, trustee or guardian, please give
                                      full  title as such.  If the  signer  is a
                                      corporation,  please  sign full  corporate
                                      name by duly  authorized  officer,  giving
                                      full  title  as  such.   If  signer  is  a
                                      partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                  ANAREN, INC.

                                November 5, 2009

Company Number ________________              Account Number_____________________

                     _______________________________________

                            PROXY VOTING INSTRUCTIONS
                     _______________________________________

MAIL
----
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     --or--

TELEPHONE
---------
Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

                                     --or--

INTERNET
--------
Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

      IMPORTANT NOTICE regarding the availability of Proxy materials for the 2009 Annual Meeting of Shareholders of the Company to be held on November 5, 2009: The Proxy materials relating to the 2009 Annual Meeting and the 2009 Annual Report on Form 10-K are available on the internet at http//investor.anaren.com/financials.cfm.